               SUMMARY OF BASIC LEASE INFORMATION AND DEFINITIONS

This SUMMARY OF BASIC LEASE INFORMATION AND DEFINITIONS ("SUMMARY") is hereby incorporated into and made a part of the attached Single-Tenant Lease which pertains to the Premises described in Section 1.3 below. All references in the Lease to the "LEASE" shall include this Summary. All references in the Lease to any term defined in this Summary shall have the meaning set forth in this Summary for such term. Any initially capitalized terms used in this Summary and any initially capitalized terms in the Lease which are not otherwise defined in this Summary shall have the meaning given to such terms in the Lease.

1.1      LANDLORD'S ADDRESS:

                                    LBA VF-II, LLC
                                    c/o Layton Belling & Associates
                                    4440 Von Karman Avenue, Suite 150
                                    Newport Beach, California 92660
                                    Attn:  Mr. Steven R. Layton
                                    Telephone:  (949) 833-0400
                                    Facsimile:  (949) 553-1211

1.2      TENANT'S ADDRESS:          Prior to Commencement Date:

                                    FOTOBALL USA, Inc.,
                                    a Delaware corporation
                                    3738 Ruffin Road
                                    San Diego, California 92123
                                    Attn:  Michael Favish
                                    Telephone:  (858) 467-9900
                                    Facsimile:  (858) 467-9947

                                    After Commencement Date:

                                    FOTOBALL USA, Inc.,
                                    a Delaware corporation
                                    6740 Cobra Way
                                    San Diego, California 92121

1.3 PREMISES: The real property located at 6740 Cobra Way, in the City of San Diego, County of San Diego, State of California, as shown on the site plan attached hereto as Exhibit "A" and more particularly described in Exhibit "B" attached hereto (the "PROPERTY"), together with (i) all buildings, improvements and facilities, now or subsequently located on the Property from time to time, including, without limitation, the building containing 100,630 rentable square feet (the "BUILDING") and (ii) all rights, easements, appurtenances, rights-of-way, parking and common areas belonging or appertaining to the Property, including, without limitation, the exclusive use of all parking spaces from time-to-time located upon the Property.

1.4 COMMENCEMENT DATE: The date that is the earlier to occur of (i) the date Tenant commences business operations from the Premises or (ii) August 1, 2000.

1.5 LEASE EXPIRATION DATE: One Hundred Twenty-Three (123) months following the Commencement Date, subject to two (2) extension options of five (5) years each pursuant to Section 2.4 below. If the Commencement Date occurs on a day other than the first day of a month, then for purposes of determining the Lease Expiration Date, the One Hundred Twenty-Three
         (123) month period shall be measured from the first day of the month following the month in which the Commencement Date occurs.

1.6      RENT

                            PERIOD           MONTHLY RENT
                            ------           ------------

                             1-24*            $79,497.70

                            25-48             $83,472.59

                            49-72             $87,646.22

                            73-96             $92,028.53

                            97-120            $96,629.96

                           121-123           $101,461,46


*Including any partial month at the beginning of the Term.

1.7      SECURITY DEPOSIT:  $238,493.10 subject to the terms of Section 5 below.

1.8 PERMITTED USE: Subject to Section 6.1 below, the Premises may be used only for general office, warehouse, light manufacturing and distribution of lifestyle/souvenir consumer products.

1.9      BROKERS: Burnham Real Estate Services, Inc. representing Landlord and
         Tenant.

1.10 INTEREST RATE: The lesser of: (a) the prime rate announced from time to time by Wells Fargo Bank or, if Wells Fargo Bank ceases to exist or ceases to publish such rate, then the rate announced from time to time by the largest (as measured by deposits) chartered operating bank operating in California, plus five percent (5%) per annum; or (b) the maximum rate permitted by law.

                               SINGLE-TENANT LEASE

This LEASE ("LEASE"), which includes the preceding Summary of Basic Lease Information and Definitions ("SUMMARY") attached hereto and incorporated herein by this reference, is made as of the _____ day of March, 2000, by and between LBA VF-II, LLC, a California limited liability company ("LANDLORD"), and FOTOBALL USA, Inc., a Delaware corporation ("TENANT").

1. LEASE OF PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises upon and subject to the terms, covenants and conditions contained in this Lease to be performed by each party.

2.       TERM.

         2.1 TERM; NOTICE OF LEASE DATES. This Lease shall be effective upon the date first above written (the "EFFECTIVE DATE"). Subject to Section 2.4(a) below, the term of this Lease (the "TERM") shall commence upon the Commencement Date and shall expire on the Lease Expiration Date, unless sooner terminated or extended as permitted herein, and if extended, the "Term" will include the Option Period. Within ten (10) days after determination of the Commencement Date, Landlord and Tenant shall execute a written confirmation of the Commencement Date as set forth in the Notice of Lease Term Dates attached hereto as Exhibit "D". The Notice of Lease Term Dates shall be binding upon Landlord and Tenant unless one of the parties objects thereto within such ten (10) day period.

         2.2 EARLY OCCUPANCY. Landlord shall allow Tenant to enter the Premises one (1) business day after this Lease is fully executed by Landlord and Tenant (the "EARLY OCCUPANCY DATE") for purposes of allowing Tenant to complete the Tenant Improvements (as defined in Exhibit "C") and installation of Tenant's furniture, fixtures and equipment. Such early occupancy shall be subject to all of the terms and conditions of this Lease except that Tenant will not be obligated to pay Monthly Rent or any other costs or expenses (except for trash removal and utilities) during the period of such early occupancy.

         2.3 OPTION TO EXTEND. Tenant shall have two (2) options (each, an "EXTENSION OPTION") to extend the Term for a period (each, an "OPTION PERIOD") of five (5) years each, commencing upon the Lease Expiration Date upon the same terms and conditions previously applicable, except for the grant of any exercised Extension Option and Monthly Rent (which shall be determined as set forth below). An Extension Option may be validly exercised only by notice in writing received by Landlord not later than three hundred sixty (360) calendar days prior to commencement of the Option Period; provided, however, that the Extension Option may be validly exercised only if no uncured Tenant default exists as of the date of exercise and, at Landlord's option, as of the commencement of the Option Period. If Tenant does not exercise the Extension Option during the exercise period set forth above in strict accordance with the provisions hereof, the Extension Option shall forever terminate and be of no further force or effect.

Monthly Rent during each Option Period shall be equal to Fair Market Rental as of the commencement of the Option Period. For purposes hereof, "FAIR MARKET RENTAL" shall mean the base rent payable during the Option Period to a willing landlord by a willing tenant having a similar financial responsibility, credit rating and capitalization as Tenant then has, taking into account all other relevant factors for like and comparable space, improved with tenant improvements of like and comparable quality to those then existing in the Premises in the Sorrento Mesa area of San Diego, California. At least eleven
(11) months prior to the Option Period, Landlord shall notify Tenant of the Fair Market Rental as determined by Landlord. Any dispute between the parties hereto with respect to the amount so determined shall be resolved by arbitration, as set forth below; provided, however, that there shall be deemed not to be such a dispute unless Tenant notifies Landlord thereof in writing within one (1) month after Landlord so notifies Tenant of the Fair Market Rental and Tenant sets forth in such notice Tenant's determination of Fair Market Rental. If, in the event of a dispute, the arbitrators have not determined the Fair Market Rental by commencement of the Option Period, Tenant shall pay as Monthly Rent the amount determined by Landlord until such time as the Fair Market Rental has been determined by arbitration, whereupon Tenant shall pay any additional amount due to Landlord based upon such subsequent determination of Fair Market Rental. If the Monthly Rent so paid by Tenant is higher than that ultimately determined by the arbitration process, then Landlord shall reimburse such difference to Tenant.

If Tenant timely notifies Landlord in writing of Tenant's dispute regarding Landlord's determination of the Fair Market Rental, then Fair Market Rental shall be determined as follows. Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate appraiser active over the five (5) year period ending on the date of such appointment in the appraisal of commercial properties in San Diego, California and who shall not have been employed or engaged by either party during said five (5) year period. Each such arbitrator shall be appointed within five (5) days after Tenant notifies Landlord of Tenant's dispute of Landlord's determination of Fair Market Rental. The two arbitrators so appointed shall within five (5) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth above. The three arbitrators shall, within twenty (20) days of the appointment of the third arbitrator, reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Fair Market Rental for the Premises, and shall notify Landlord and Tenant thereof. Such decision shall be based upon the criteria and variables set forth above. The new Annual Rent shall thereafter be equal to the Fair Market Rental of the Premises so selected by the arbitrators. The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant. If either Landlord or Tenant fails to appoint an arbitrator within the time period specified hereinabove, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator's decision shall be binding upon Landlord and Tenant. If the two arbitrators fail to agree upon and appoint a third arbitrator, both arbitrators shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association in accordance with the method described above. The cost of arbitration shall be paid by Landlord and Tenant equally.

         2.4 CONDITIONS PRECEDENT. Landlord will not be obligated to deliver possession of the Premises to Tenant (but Tenant will be liable for Rent if Landlord can otherwise deliver the Premises, or the applicable portion thereof, to Tenant as required hereunder) until Landlord has received from Tenant all of the following: (i) a copy of this Lease fully executed by Tenant; (ii) evidence satisfactory to Landlord of the deposit of the Security Deposit in accordance with Section 5 below, and the first installment of Monthly Rent in accordance with Section 3.1 below; and (iii) copies of policies of insurance or certificates thereof as required under Section 20 of this Lease.

3. RENT.

         3.1 MONTHLY RENT. Tenant agrees to pay Landlord, as rent for the Premises, the Monthly Rent designated in Section 1.6 of the Summary. The Monthly Rent shall be paid by Tenant in advance on the first day of each and every calendar month commencing upon the Commencement Date, except that the first full month's Monthly Rent for the Premises shall be paid upon execution of this Lease by Tenant. Monthly Rent for any partial month shall be prorated in the proportion that the number of days this Lease is in effect during such month bears to the actual number of days in such month.

         3.2 ADDITIONAL RENT. All amounts and charges payable by Tenant under this Lease in addition to the Monthly Rent described in Section 3.1 above shall be considered additional rent for the purposes of this Lease, and the word "RENT" in this Lease shall include such additional rent unless the context specifically or clearly implies that only the Monthly Rent is referenced. Rent shall be paid to Landlord as provided in Section 7, without any prior demand therefor and without any deduction or offset except as specified elsewhere in the Lease, in lawful money of the United States of America.

         3.3 MANAGEMENT FEE. Tenant shall pay to Landlord, as additional rent, a monthly management fee equal to Six Hundred Dollars ($600.00) (the "MANAGEMENT FEE"). The Management Fee shall be payable on the first day of each and every calendar month commencing on the Commencement Date.

         3.4 LATE PAYMENTS. Late payments of Rent will be subject to interest and a late charge as provided in Sections 22.6 and 22.7 below.

         3.5 RENT ABATEMENT. Notwithstanding anything to the contrary contained herein and provided that Tenant faithfully performs all of the terms and conditions of this Lease, Landlord agrees to abate Tenant's obligation to pay Monthly Rent for the first three (3) months of the initial Term (the "ABATEMENT PERIOD"). During the Abatement Period, Tenant shall still be responsible for the payment of all of its other monetary obligations under this Lease; provided, however that if the Commencement Date shall occur on or before July 1, 2000, then Landlord also agrees to abate during the Abatement Period Tenant's obligation to pay the Management Fee and Real Property Taxes and any insurance costs incurred by Landlord under Section 20.4 and any other costs and expenses relating to the Premises (except for trash removal and utilities) accruing during such Abatement Period. In the event of a default by Tenant under the terms of this Lease that results in early termination pursuant to the provisions of Section 22.2 of this Lease, then as a part of the recovery set forth in
Section 22.2 of this Lease, Landlord shall be entitled to the recovery of the Rent that was abated under the provisions of this Article 3.

4. TRIPLE-NET LEASE.

         4.1 TENANT'S OBLIGATIONS. Except as otherwise provided herein, all Rent shall be absolutely net to Landlord so that this Lease shall yield net to Landlord, the Rent to be paid each month during the Term of this Lease. Accordingly, and except as otherwise provided herein, all costs, expenses and obligations of every kind or nature whatsoever relating to the maintenance, repair and operation of the Premises which may arise or become due during the Term of this Lease shall be paid by Tenant. Nothing herein contained shall be deemed to require Tenant to pay or discharge any liens or mortgages of any character whatsoever which may exist or hereafter be placed upon the Premises by an affirmative act or omission of Landlord.

         4.2 LANDLORD'S CONTRIBUTION TO CERTAIN EXPENDITURES. If any repair or replacement obligation of Tenant under Section 11.1, or any alteration or improvement obligation of Tenant under Section 6.1 not resulting from the specific or unique use or alteration of the Premises by Tenant, with respect to a Basic Element would normally be capitalized under normal accounting practice and is in excess of Twenty-Five Thousand Dollars ($25,000.00), and if as a result of such expenditure the useful life of the Basic Element, or the alteration or improvement thereof, as applicable (as such useful life is based on the estimated actual life pursuant to generally accepted accounting practices), will extend beyond the Term, then, subject to the requirements set forth in this Section 4.2, Landlord will reimburse Tenant for Landlord's prorata share thereof within thirty (30) days following the expiration or sooner termination of this Lease; provided, however, Landlord will have no such reimbursement obligation if this Lease terminates as a result of an uncured default by Tenant. Landlord's pro rata share of such expenditure shall be a fraction, the numerator of which is the number of months remaining on the useful life of the Basic Element, or the alteration or improvement thereof, as applicable, after the expiration or sooner termination of this Lease, and the denominator of which is the total number of months of the useful life of the Basic Element, or the alteration or improvement thereof, as applicable. As a condition precedent to Landlord's obligation to reimburse Tenant for a prorata share of any such expenditure, Tenant shall first obtain Landlord's prior written approval of the contractor, the plans and specifications, the amount of any such expenditure and the useful life resulting from such expenditure, which approval shall not be unreasonably withheld or delayed. If Landlord fails to respond to Tenant's request for approval within ten (10) days after receipt of the same, Landlord shall be deemed to have approved Tenant's expenditure so long as Tenant informed Landlord in its request for approval (or thereafter but within such ten (10) day period) that Landlord's failure to respond within such ten (10) day period would result in Landlord's deemed approval. Upon such approval, either party shall, at the other party's request, enter into an amendment of this Lease identifying the amount subject to reimbursement by Landlord. The "Basic Elements" are the foundations and structural walls of the Premises, HVAC equipment and the roof.

5. SECURITY DEPOSIT.

         5.1 CASH SECURITY. Concurrently with Tenant's execution of this Lease, Tenant shall deposit with Landlord two thirds (2/3rds) of the amount specified in Section 1.7 of the Summary, as security for the full and faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be performed by Tenant during the Term (the "CASH SECURITY DEPOSIT"). The Cash Security Deposit is not, and may not be construed by Tenant to constitute, rent for the last month or any portion thereof. If Tenant defaults with respect to any of its obligations under this Lease, Landlord may (but shall not be required to) use, apply or retain all or any part of the Cash Security Deposit for the payment of any rent or any other sum in default, or for the payment of any other amount, loss or damage which Landlord may spend, incur or suffer by reason of Tenant's default. If any portion of the Cash Security Deposit is so used or applied, Tenant shall, within ten (10) days after demand therefor, deposit cash with Landlord in an amount sufficient to restore the Cash Security Deposit to its original amount. Landlord shall not be required to keep the Cash Security Deposit separate from its general funds; however, Tenant shall be entitled to earn interest on the Cash Security Deposit at a simple rate of five percent (5%) per annum. If at the end of the first year of the Term, Tenant shall have fully and faithfully performed every provision of this Lease to be performed by it and Tenant's financial condition has not deteriorated from the date hereof as reasonably determined by Landlord, then one half (1/2) of the Cash Security Deposit, together with the interest earned thereon, shall be returned to Tenant within two (2) weeks following Landlord's receipt of written request therefor. If at the end of the second year of the Term, Tenant shall have fully and faithfully performed every provision of this Lease to be performed by it and Tenant's financial condition has not deteriorated from the date hereof as reasonably determined by Landlord, then the remainder of the Cash Security Deposit, together with the interest earned thereon, shall be returned to Tenant within two (2) weeks following Landlord's receipt of request therefor. Notwithstanding the foregoing, Landlord shall not be obligated to return any portion of the Cash Security Deposit at any time Tenant is in default hereunder or a circumstance exists that, with the giving of notice, the lapse of time, or both, would constitute a default hereunder. If Landlord sells its interest in the Building during the Term and if Landlord deposits with the purchaser the Cash Security Deposit (or balance thereof), and such purchaser acknowledges receipt thereof and assumes all of Landlord's obligations under this Lease arising from and after such sale, then, upon such sale, Landlord shall be discharged from any further liability with respect to the Cash Security Deposit.

         5.2 CERTIFICATE OF DEPOSIT. In addition, Tenant hereby grants to Landlord a lien and security interest in and to (i) that certain certificate of deposit account of Tenant held at Scripps Bank (the "BANK") located at 9005 Complex Drive, San Diego, California 92123, bearing account number 55003387 (the "CD"), (ii) all funds on deposit in the CD now and at any time after the date hereof, (iii) all renewals and replacements thereof (whether or not any such renewal or replacement is evidenced by a certificate or other evidence of deposit), (iv) any and all certificates of deposit or other instruments that may constitute a part of or an investment of funds in, or that may replace all of or part of, the CD, and (v) all proceeds of any of the foregoing. Landlord shall have no security interest in the interest accrued on the funds on deposit in the CD. The CD shall at all times during the Term of this Lease have a balance of not less than an amount equal to one-third (1/3) of the amount specified in
Section 1.7 of the Summary and so long as such balance is maintained at all times, Tenant shall be entitled to withdraw interest accrued on the funds in the CD if permitted by the terms of the CD.

Tenant represents and warrants that Tenant is the owner of the CD free and clear of all liens, charges, encumbrances and security interests, other than the security interest granted to Landlord pursuant hereto and Tenant covenants that Tenant will not (i) redeem, liquidate or modify the CD without the prior written consent of Landlord, (ii) permit any other liens or security interests to attach to the CD, (iii) permit a levy or execution upon the CD under any legal process,
(iv) transfer all or any interest in the CD or (v) permit anything to be done that may impair the value of the CD or the security interest granted to Landlord pursuant hereto.

The CD (and any proceeds thereof and the Replacement Funds) shall be held as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease. The CD is not and may not be construed by Tenant to constitute rent for the last month or any portion thereof. If Tenant commits a default with respect to any provision of this Lease, Landlord may, (but shall not be required to) (i) redeem or liquidate the CD and (ii) exercise any other rights and remedies available to a secured party under the California Uniform Commercial Code or other applicable law or under the terms of this Lease, including, without limitation, the right (a) to take such other measures as Landlord may deem necessary for the protection, preservation and maintenance of the CD and Landlord's security interest therein and (b) to use, apply or retain all or any part of the proceeds for the payment of any sum which is in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant's default. Tenant waives any right to contest Landlord's redemption or liquidation of the CD pursuant to this Section 5.2; provided, however, Tenant reserves its rights against Landlord with respect to any unlawful redemption or liquidation made by Landlord. If the CD is so redeemed or liquidated, Tenant shall, within ten (10) days after demand therefor, deliver to Landlord cash in an amount equal to the difference between the initial principal amount of the CD required above and any proceeds remaining after Landlord has used or applied the proceeds of the CD as permitted above (the "REPLACEMENT FUNDS"). Landlord shall not be required to keep any proceeds from the CD or the Replacement Funds separate from its general funds but Tenant shall be entitled to earn interest on such proceeds or the Replacement Funds at a simple rate of five percent (5%) per annum. Should Landlord sell its interest in the Premises during the Term, and if Landlord transfers its interest in the CD, any proceeds of the CD or the Replacement Funds to the purchaser thereof and such purchaser acknowledges receipt thereof and assumes all of Landlord's obligations under this Lease arising from and after such sale, then upon such sale Landlord shall be discharged from any further liability with respect to the CD, said proceeds and the Replacement Funds.

Tenant agrees to execute such additional agreements, assignments or documents deemed necessary or advisable by Landlord to perfect or continue the perfection of Landlord's security interest in the CD. In addition, concurrently with Tenant's execution of this Lease, Tenant shall execute and deliver to Landlord an acknowledgment by and among the Bank, Tenant and Landlord in form and substance of Exhibit "H" attached hereto, in which the Bank and Tenant acknowledge receipt of notice of Landlord's security interest in the CD.

6. USE.

         6.1 GENERAL. Tenant shall use the Premises solely for the Permitted Use specified in Section 1.8 of the Summary, and shall not use or permit the Premises to be used for any other use or purpose whatsoever, without Landlord's prior written consent. Landlord shall not unreasonably withhold or delay its consent to any written request for a modification of the Permitted Use so long as the same (i) will not materially impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems therein,
(ii) is not significantly more burdensome to the Premises and (iii) will not expose the Premises or neighboring property to any meaningful risk of environmental contamination or damage or expose Landlord to any liability therefor. Tenant shall, at its sole cost and expense (but subject to Section 4.2), observe and comply with all requirements of any board of fire underwriters or similar body relating to the Premises, all recorded covenants, conditions and restrictions now or hereafter affecting the Premises and all laws, statutes, codes, rules and regulations now or hereafter in force relating to or affecting the condition, use, occupancy, alteration or improvement (whether structural or non-structural, including unforeseen and/or extraordinary alterations or improvements, and regardless of the period of time remaining in the Term) of the Premises, including, without limitation, the provisions of the Americans with Disabilities Act ("ADA") as it pertains to the condition, use, occupancy, improvement and alteration (whether structural or non-structural, including unforeseen and/or extraordinary alterations or improvements, and regardless of the period of time remaining in the Term) of the Premises. Tenant shall not use or allow the Premises to be used (a) in violation of any recorded covenants, conditions and restrictions affecting the Premises or of any law or governmental rule or regulation, or of any certificate of occupancy issued for the Premises, or (b) for any improper, immoral, unlawful or reasonably objectionable purpose. Tenant shall not cause, maintain or permit any nuisance in, on or about the Premises, nor commit or suffer to be committed any waste in, on or about the Premises.

         6.2 SIGNS, AWNINGS AND CANOPIES. Tenant shall have the right to install upon the Premises a parapet sign on at least two (2) sides of the Building and a monument-type sign in front of the Building, provided Tenant complies with any covenants of record and obtains approval from all governmental authorities having jurisdiction over the Premises and from Landlord, which approval shall not be unreasonably withheld. If Landlord fails to respond to Tenant's request for approval within ten (10) days after receipt of the same, Landlord shall be deemed to have approved Tenant's request so long as Tenant informed Landlord in its request for approval (or thereafter but within such ten (10) day period) that Landlord's failure to respond within such ten (10) day period would result in Landlord's deemed approval. If Tenant requires Landlord's assistance in connection with obtaining approvals from any governmental authorities, Landlord agrees to assist Tenant at Tenant's sole cost and expense. Tenant agrees to maintain any such sign, awning, canopy, decoration, lettering or advertising matter as may be approved by Landlord in good condition and repair at all times. At the expiration or earlier termination of this Lease, at Landlord's election, Tenant shall remove all signs (except for the monument sign), awnings, canopies, decorations, lettering, including, without limitation, the lettering on the monument sign, and advertising installed by or at the direction of Tenant and shall repair any damage to the Premises resulting therefrom all at Tenant's sole cost and expense. If Tenant fails to maintain any such approved sign, awning, decoration, lettering, or advertising, Landlord may do so at Tenant's cost after providing Tenant with ten (10) days written notice and Tenant shall reimburse Landlord for such cost plus a ten percent (10%) overhead fee. If, without Landlord's prior written consent, Tenant installs any sign, awning, decoration, lettering or advertising, or fails to remove any such item(s) at the expiration or earlier termination of this Lease, Landlord may, after providing Tenant with ten (10) days prior written notice, have such item(s) removed and stored and may repair any damage to the Premises at Tenant's expense. The removal, repair and/or storage costs shall bear interest until paid at the Interest Rate.

6.3 HAZARDOUS MATERIALS.

         6.3.1 TENANT'S ENVIRONMENTAL REPRESENTATIONS AND INDEMNIFICATION. Tenant will (i) obtain and maintain in full force and effect all Environmental Permits that may be required from time to time under any Environmental Laws applicable to Tenant or the Premises and (ii) be and remain in compliance with all terms and conditions of all such Environmental Permits and with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all Environmental Laws applicable to Tenant or the Premises. As used in this Lease, the term "ENVIRONMENTAL LAW" means any past, present or future federal, state or local statutory or common law, or any regulation, ordinance, code, plan, order, permit, grant, franchise, concession, restriction or agreement issued, entered, promulgated or approved thereunder, relating to (a) the environment, human health or safety, including, without limitation, emissions, discharges, releases or threatened releases of Hazardous Materials (as defined below) into the environment (including, without limitation, air, surface water, groundwater or land), or (b) the manufacture, generation, refining, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport, arranging for transport, or handling of Hazardous Materials. "ENVIRONMENTAL PERMITS" means, collectively, any and all permits, consents, licenses, approvals and registrations of any nature at any time required pursuant to, or in order to comply with, any Environmental Law. Except for ordinary and general office supplies, such as copier toner, liquid paper, glue, ink and common household cleaning materials and, to the extent approved in writing by Landlord (which shall not be unreasonably withheld), materials reasonably necessary for the conduct of Tenant's business that are used and stored in compliance with all Environmental Laws (some or all of which may constitute "Hazardous Materials" as defined in this Lease), Tenant agrees not to cause or permit any Hazardous Materials to be brought upon, stored, used, handled, generated, released or disposed of on, in, under or about the Premises by Tenant, its agents, employees, subtenants, assignees, licensees, contractors or invitees (collectively, "TENANT'S PARTIES"), without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. Concurrently with the execution of this Lease, Tenant agrees to complete and deliver to Landlord an Environmental Questionnaire in the form of Exhibit "E" attached hereto. Upon the expiration or earlier termination of this Lease, Tenant agrees to promptly remove from the Premises, at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials which are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises by Tenant or any of Tenant's Parties or other persons or entities. To the fullest extent permitted by law, Tenant agrees to promptly indemnify, protect, defend and hold harmless Landlord and Landlord's partners, officers, directors, employees, agents, successors and assigns (collectively, "LANDLORD INDEMNIFIED PARTIES") from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees and court costs) which arise or result from the presence of Hazardous Materials on, in, under or about the Premises and which are caused or permitted by Tenant or any of Tenant's Parties. Tenant agrees to promptly notify Landlord of any release of Hazardous Materials which Tenant becomes aware of during the Term of this Lease, whether caused by Tenant or any other persons or entities. In the event of any release of Hazardous Materials caused or permitted by Tenant or any of Tenant's Parties or any other persons or entities, Landlord shall have the right, but not the obligation, to cause Tenant to immediately take all steps Landlord deems necessary or appropriate to remediate such release and prevent any similar future release to the satisfaction of Landlord and Landlord's mortgagee(s). At all times during the Term of this Lease, Landlord will have the right, but not the obligation, to enter upon the Premises to inspect, investigate, sample and/or monitor the Premises to determine if Tenant is in compliance with the terms of this Lease regarding Hazardous Materials. If Landlord has reason to believe that Tenant has violated the provisions of this Section 6.3.1, Tenant will, upon the request of Landlord, cause to be performed an environmental audit of the Premises at Tenant's expense by an environmental consulting firm reasonably acceptable to Landlord. Notwithstanding the foregoing, if such audit reveals that there has been no violation of Environmental Laws, then Landlord shall be responsible for the full cost of such audit. As used in this Lease, the term "HAZARDOUS MATERIALS" shall mean and include any hazardous or toxic materials, substances or wastes as now or hereafter designated or regulated under any law, statute, ordinance, rule, regulation, order or ruling of any agency of the State, the United States Government or any local governmental authority, including, without limitation, asbestos, petroleum, petroleum hydrocarbons and petroleum based products, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBS"), and freon and other chlorofluorocarbons. The provisions of this Section 6.3.1 will survive the expiration or earlier termination of this Lease.

         6.3.2 LANDLORD'S ENVIRONMENTAL INDEMNIFICATION. Landlord shall indemnify, protect, defend and hold Tenant, its successors, assigns, subtenants, agents, employees, officers and directors harmless from any and all losses, damages, liabilities, judgments, costs, claims, expenses, penalties, including, but not limited to, attorneys' fees, court costs and consultant fees arising out of or involving any Hazardous Materials existing on the Premises to the extent caused or knowingly permitted by Landlord, its agents, employees or contractors. The provisions of this Section 6.3.2 will survive the expiration or earlier termination of this Lease.

         6.3.3 LANDLORD TERMINATION OPTION FOR CERTAIN ENVIRONMENTAL PROBLEMS. If Hazardous Materials are present at the Premises that are required by Environmental Law to be remediated and Tenant is not responsible therefor pursuant to Section 6.3.1, Landlord shall, at its option, either (i) remediate such Hazardous Materials at its expense, in which event this Lease shall continue in full force and effect or (ii) if the estimated cost to remediate such Hazardous Materials exceeds twelve (12) times the then Monthly Rent or One Hundred Thousand Dollars ($100,000.00), whichever is greater, give written notice to Tenant, within thirty (30) days after receipt by Landlord of knowledge of the existence of such Hazardous Materials, of Landlord's desire to terminate this Lease as of the date one hundred eighty (180) days following the date of such notice. In the event Landlord elects to give such a termination notice, Tenant may, within ten (10) days thereafter, give written notice to Landlord of Tenant's commitment to pay the amount by which the cost of the remediation of such Hazardous Materials exceeds an amount equal to twelve (12) times the then Monthly Rent or One Hundred Thousand Dollars ($100,000.00), whichever is greater. Tenant shall provide Landlord with such funds or satisfactory assurance thereof within thirty (30) days following such commitment. In such event, this Lease shall continue in full force and effect, and Landlord shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Tenant does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Landlord's termination notice. There shall be no Rent abatement resulting from the existence of such Hazardous Materials or performance of Landlord's remediation.

         Notwithstanding the foregoing, in the event that Tenant cannot reasonably use, and does not use, the Premises or any portion thereof, as a result of the remediation by Landlord (the "REMEDIATION") for a period of three
(3) consecutive business days after written notice thereof to Landlord (the "ELIGIBILITY PERIOD"), then the Monthly Rent shall be abated or reduced, as the case may be, after the expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein or if the portion of the Premises that Tenant is prevented from using renders the rest of the Premises unusable, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Monthly Rent shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the entire Premises. If, however, Tenant reoccupies any portion of the Premises during such period, the Monthly Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises.

         6.4 REFUSE AND SEWAGE. Tenant agrees not to keep any trash, garbage, waste or other refuse on the Premises except in sanitary containers and agrees to regularly and frequently remove same from the Premises. Tenant shall keep all containers or other equipment used for storage of such materials in a clean and sanitary condition. Tenant shall, at Tenant's sole cost and expense, properly dispose of all sanitary sewage and shall not use the sewage disposal system for the disposal of anything except sanitary sewage. Tenant shall keep the sewage disposal system free of all obstructions and in good operating condition. Tenant shall contract directly for all trash disposal services at Tenant's sole cost and expense.

7. PAYMENTS AND NOTICES. All Rent and other sums payable by Tenant to Landlord hereunder shall be paid to Landlord at the address designated in Section 1.1 of the Summary, or to such other persons and/or at such other places as Landlord may hereafter designate in writing. Any notice required or permitted to be given hereunder must be in writing and given by personal delivery (including delivery by nationally recognized overnight courier or express mailing service), facsimile transmission sent by a machine capable of confirming transmission receipt, with a hard copy of such notice delivered no later than one (1) business day after facsimile transmission by another method specified in this
Section 7, or by registered or certified mail, postage prepaid, return receipt requested, addressed to Tenant at the address(es) designated in Section 1.2 of the Summary, or to Landlord at the address(es) designated in Section 1.1 of the Summary. Either party may, by written notice to the other, specify a different address for notice purposes. Notice given in the foregoing manner shall be deemed given (i) upon confirmed transmission if sent by facsimile transmission, provided such transmission is prior to 5:00 p.m. on a business day (if such transmission is after 5:00 p.m. on a business day or is on a non-business day, such notice will be deemed given on the following business day), (ii) when actually received or refused by the party to whom sent if delivered by a carrier or personally served or (iii) if mailed, on the day of actual delivery or refusal as shown by the certified mail return receipt or the expiration of three
(3) business days after the day of mailing, whichever first occurs. For purposes of this Section 7, a "business day" is Monday through Friday, excluding holidays observed by the United States Postal Service.

8. BROKERS. Landlord has entered into an agreement with the real estate broker specified in Section 1.9 of the Summary as representing Landlord and Tenant ("BROKER"), and Landlord shall pay any commissions or fees that are payable to Broker with respect to this Lease in accordance with the provisions of a separate commission contract. Landlord shall have no further or separate obligation for payment of commissions or fees to any other real estate broker, finder or intermediary. Tenant represents that it has not had any dealings with any real estate broker, finder or intermediary with respect to this Lease, other than Broker. Each party represents and warrants to the other, that, to its knowledge, no other broker, agent or finder (a) negotiated or was instrumental in negotiating or consummating this Lease on its behalf, or (b) is or might be entitled to a commission or compensation in connection with this Lease. Tenant shall indemnify, protect, defend (by counsel reasonably approved in writing by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys' fees and court costs) resulting from any breach by Tenant of the foregoing representation, including, without limitation, any claims that may be asserted against Landlord by any broker, agent or finder undisclosed by Tenant herein. Landlord shall indemnify, protect, defend (by counsel reasonably approved in writing by Tenant) and hold Tenant harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys' fees and court costs) resulting from any breach by Landlord of the foregoing representation, including, without limitation, any claims that may be asserted against Tenant by any broker, agent or finder undisclosed by Landlord herein. The foregoing indemnities shall survive the expiration or earlier termination of this Lease.

9. SURRENDER; HOLDING OVER.

         9.1 SURRENDER OF PREMISES. Upon the expiration or sooner termination of this Lease, Tenant shall surrender all keys for the Premises to Landlord, and Tenant shall deliver exclusive possession of the Premises to Landlord broom clean and in first-class condition and repair, reasonable wear and tear excepted (and casualty damage and environmental problems excepted if this Lease is terminated as a result thereof pursuant to Section 18 or Section 6.3.3, respectively), with all of Tenant's personal property (and those items, if any, of Tenant Improvements and Tenant Changes identified by Landlord pursuant to
Section 12.2 below) removed therefrom and all damage caused by such removal repaired, as required pursuant to Sections 12.2 and 12.3 below. If, for any reason, Tenant fails to surrender the Premises on the expiration or earlier termination of this Lease, with such removal and repair obligations completed, then, in addition to the provisions of Section 9.3 below and Landlord's rights and remedies under Section 12.4 and the other provisions of this Lease, Tenant shall indemnify, protect, defend (by counsel reasonably approved in writing by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys' fees and court costs) resulting from such failure to surrender, including, without limitation, any claim made by any succeeding tenant based thereon. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

         9.2 HOLDING OVER. If Tenant holds over after the expiration or earlier termination of the Term, then, without waiver of any right on the part of Landlord as a result of Tenant's failure to timely surrender possession of the Premises to Landlord, Tenant shall become a tenant at sufferance only, upon the terms and conditions set forth in this Lease so far as applicable (including Tenant's obligation to pay all costs, expenses and any other additional rent under this Lease), but at a Monthly Rent equal to one hundred twenty-five percent (125%) of the Monthly Rent applicable to the Premises immediately prior to the date of such expiration or earlier termination. Acceptance by Landlord of rent after such expiration or earlier termination shall not constitute a consent to a hold over hereunder or result in an extension of this Lease. Tenant shall pay an entire month's Monthly Rent calculated in accordance with this Section
9.2 for any portion of a month it holds over and remains in possession of the Premises pursuant to this Section 9.2.

         9.3 NO EFFECT ON LANDLORD'S RIGHTS. The foregoing provisions of this
Section 9 are in addition to, and do not affect, Landlord's right of re-entry or any other rights of Landlord hereunder or otherwise provided at law or in equity.

10. TAXES.

         10.1 REAL PROPERTY TAXES. Tenant agrees to pay all general and special real property taxes, assessments (including, without limitation, change in ownership taxes or assessments), liens, bond obligations, license fees or taxes, commercial rent taxes and any similar impositions in-lieu of other impositions now or previously within the definition of real property taxes or assessments and any and all assessments under any covenants, conditions and restrictions affecting the Premises (collectively "REAL PROPERTY TAXES") which may be now or hereafter levied or assessed against the Premises applicable to the period from the Commencement Date, until the expiration or sooner termination of this Lease. Real Property Taxes shall include, by way of illustration but not limitation, the following: (a) any tax on Landlord's "right" to rent or "right" to other income from the Premises or as against Landlord's business of leasing the Premises; (b) any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June, 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of "real property taxes" for the purposes of this Lease; (c) any assessment, tax, fee, levy or charge allocable to or measured by the area of the Premises or the Rent payable by Tenant hereunder, including, without limitation, any gross receipts tax or excise tax levied by state, city or federal government, or any political subdivision thereof, with respect to the receipt of such Rent, or upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant and of the Premises; (d) any assessment, tax, fee, levy or charge upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and/or (e) any assessment, tax, fee, levy or charge by any governmental agency related to any transportation plan, fund or system (including assessment districts) instituted within the geographic area of which the Premises make a part. Nothing herein shall require Tenant to pay corporation, franchise, income, estate, gift and inheritance taxes which may be levied or assessed against Landlord or its successors or assigns.

All Real Property Taxes for the tax year in which the Commencement Date occurs and for the tax year in which this Lease terminates shall be apportioned and adjusted so that Tenant shall not be responsible for any Real Property Taxes for a period of time occurring prior to the Commencement Date or subsequent to the expiration of the Lease term.

Tenant agrees to pay to the taxing authority entitled thereto the total Real Property Taxes due. Any of said payments to be made directly to the taxing authority shall be made at least fifteen (15) days prior to the delinquency date established by the taxing authority, and Tenant shall, concurrently with such payment, deliver evidence of such payment to Landlord. Failure of Tenant to pay said Real Property Taxes as and when herein specified shall, in addition to all other rights and remedies of Landlord hereunder, subject Tenant to any fine, penalty, interest, or cost which Landlord may incur as a result thereof. Tenant shall, within thirty (30) days after demand, reimburse Landlord for any such fine, penalty, interest, or cost, together with interest thereon at the Interest Rate.

Notwithstanding the foregoing provisions, if the Premises are not separately assessed but are included in a larger tax parcel for purposes of the assessment of Real Property Taxes, then Tenant shall pay to Landlord, within thirty (30) days following and invoice therefor, Tenant's pro rata share of all Real Property Taxes that are assessed against such larger tax parcel. Tenant's pro rata share under such circumstances shall be apportioned according to the rentable square footage of the Premises as it relates to the total rentable square footage of all of the buildings (including the Premises) situated in the separate tax parcel.

         10.2 PERSONAL PROPERTY TAXES. Tenant shall be liable for, and shall pay before delinquency, all taxes and assessments (real and personal) levied against
(a) any personal property or trade fixtures placed by Tenant in or about the Premises (including any increase in the assessed value of the Premises based upon the value of any such personal property or trade fixtures); and (b) any Tenant Improvements or alterations in the Premises (whether installed and/or paid for by Landlord or Tenant). If any such taxes or assessments are levied against Landlord or Landlord's property, Landlord may, after written notice to Tenant (and under proper protest if requested by Tenant) pay such taxes and assessments, and Tenant shall reimburse Landlord therefor within thirty (30) days after demand by Landlord; provided, however, Tenant, at its sole cost and expense, shall have the right, with Landlord's cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes and assessments so paid under protest.

11. REPAIRS.

         11.1 TENANT'S REPAIR OBLIGATIONS. Except for Landlord's obligations under Sections 4.2, 6.3.3 (remediation of environmental problems) and 11.3 below Tenant shall at all times and at Tenant's sole cost and expense, keep, maintain, clean, repair, renovate, retrofit, replace and preserve the Premises and all parts thereof, structural and non-structural, including, without limitation, utility meters, plumbing, pipes and conduits, all heating, ventilating and air conditioning systems located within the Premises, all fixtures, furniture and equipment, Tenant's signs, if any, locks, closing devices, security devices, windows, window sashes, casements and frames, floors and floor coverings, shelving, restrooms, ceilings, interior walls, roof, skylights, interior and demising walls, doors, electrical and lighting equipment, sprinkler systems, parking areas, driveways, walkways, parking lots, loading dock areas and doors, rail spur areas, fences, signs, lawns and landscaping, if any, all Tenant Improvements, Tenant Changes or other alterations, additions and other property and/or fixtures located within the Premises in good condition and repair, reasonable wear and tear excepted. Tenant's repair and maintenance obligations shall include, but not be limited to, slurry coating the parking areas every thirty (30) months if deemed necessary by a licensed paving contractor reasonably acceptable to Landlord; parking area and driveway sweeping and repairing; and responsibility for painting. Subject to Landlord's obligation to contribute to certain expenses under Sections 4.2, 6.3.3 and 11.3, Tenant shall at all times during the Term make all structural and non-structural changes, repairs and improvements to the Premises of every kind and nature, whether ordinary or extraordinary, foreseen or unforeseen, which may be required by any Laws or for the safety of the Premises. Tenant agrees to procure and maintain maintenance contracts for all heating, ventilating and air conditioning systems with reputable contractors reasonably approved by Landlord. Such maintenance and repairs shall be performed with due diligence, lien-free and in a good and workmanlike manner, by licensed contractor(s) which are selected by Tenant and approved by Landlord, which approval Landlord shall not unreasonably withhold or delay. Except with respect to those warranties, service contracts or other similar guarantees pertaining to matters for which Landlord is responsible hereunder, for purposes of this Lease, Landlord hereby assigns to Tenant all of its rights under any warranty, service contracts or other similar guarantees furnished to Landlord with regard to the original construction of the Premises and agrees to cooperate with Tenant in order to effectuate any repairs to be performed by such third parties pursuant thereto.

         11.2 LANDLORD'S REPAIR RIGHTS AND OBLIGATIONS. Except as provided in Sections 4.2, 6.3.3 and 11.3 below, Landlord has no obligation whatsoever to alter, remodel, improve, repair, renovate, retrofit, replace, redecorate or paint all or any part of the Premises. Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect (including the provisions of California Civil Code Section 1942 and any successive sections or statutes of a similar nature). If Tenant fails to perform Tenant's obligations under Section 11.1 hereof, or under any other provision of this Lease, then Landlord shall have the option (but not the obligation) to enter upon the Premises after ten (10) days' prior written notice to Tenant, or in the case of an emergency immediately without prior notice, to perform such obligations on Tenant's behalf necessary to return the Premises to good order, condition and repair, whereupon the costs incurred by Landlord shall become due and payable to Landlord, upon demand, together with a fee of ten percent (10%) of the costs of such work for Landlord's managing agent.

         11.3 CONDITION OF PREMISES; WARRANTY. Landlord shall deliver the Premises broom clean and free of debris on the Early Occupancy Date and warrants that the existing electrical, plumbing, fire sprinkler, lighting, loading doors, if any, and all other such elements of the Building, other than those constructed by Tenant, shall be in good operating condition on said date and that the surface and structural elements of the roof, bearing walls, drainage systems and foundation of the Building shall be free of material defects and leak-free. If a non-compliance with said warranty exists as of the Early Occupancy Date, Landlord shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Tenant setting forth with specificity the nature and extent of such non-compliance, rectify same at Landlord's expense (and without offset or reduction of the Allowance or the Additional Allowance). If, Tenant does not give Landlord written notice of any non-compliance with this warranty within thirty (30) days after the Early Occupancy Date, correction of such non-compliance shall be the obligation of Tenant at Tenant's sole cost and expense.

In addition, Landlord warrants that the improvements, including the Building shell, on the Premises comply with all applicable laws, covenants or restrictions of record, building codes, regulations and ordinances including but not limited to the ADA ("APPLICABLE REQUIREMENTS") in effect on the Early Occupancy Date. Said warranty does not apply to the use to which Tenant will put the Premises or to any alterations made or to be made by Tenant. Tenant is responsible for determining whether or not the zoning is appropriate for Tenant's intended use. If the Premises do not comply with said warranty, Landlord shall, except as otherwise provided, promptly after receipt of written notice from Tenant setting forth with specificity the nature and extent of such non-compliance, rectify the same at Landlord's expense (and without offset or reduction of the Allowance or the Additional Allowance). If Tenant does not give Landlord written notice of a non-compliance with this warranty within thirty
(30) days following the Early Occupancy Date, correction of that non-compliance shall be the obligation of Tenant at Tenant's sole cost and expense.

Tenant acknowledges and agrees that, except to the extent specifically set forth in this Lease, Landlord has not made, does not make and specifically negates and disclaims any representations, warranties, promises, covenants, agreements or guarantees of any kind or character whatsoever concerning or with respect to (a) the value, nature, quality or condition of the Premises; (b) the suitability of the Premises for any and all activities and uses which Tenant may conduct thereon; (c) the compliance of the Premises with any laws, rules, ordinances or regulations of any applicable governmental authority or body, including, without limitation, environmental laws (collectively, "LAWS"); (d) the habitability, merchantability, marketability, profitability or fitness for a particular purpose of the Premises; (e) the manner or quality of the construction or materials incorporated into the Premises; (f) the manner, quality, state of repair or lack of repair of the Premises; or (g) any other matter with respect to the Premises. Tenant further acknowledges and agrees that, except to the extent specifically set forth in this Lease, the leasing of the Premises as provided for herein is made on an "AS-IS" condition and basis with all faults. Except for Landlord's obligations under Sections 4.2, 6.3.2, 6.3.3 and this
Section 11.3, Landlord shall have no liability or responsibility for any latent or patent defects in the Premises. Except for damages arising from Landlord's failure to perform its obligations under this Sections 4.2, 6.3.2, 6.3.3 and this Section 11.3, Tenant and anyone claiming by, through or under Tenant hereby fully and irrevocably releases Landlord from any and all claims that it may now have or hereafter acquire against Landlord for any cost, loss,



                  [remainder of page intentionally left blank] liability, damage, expense, demand, action or cause of action arising from or related to any construction defects, errors, omissions or other conditions, including, but not limited to, environmental matters, now or hereafter affecting the Premises. This release includes claims of which Tenant is presently unaware or which Tenant does not presently suspect to exist in its favor which, if known by Tenant, would materially affect Tenant's release of Landlord. Tenant specifically waives the provision of California Civil Code ss. 1542, which provides as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." Nothing contained herein shall release Landlord from any claims or liability arising out of Landlord's acts or omissions, including, without limitation, fraud or misrepresentation or release by Landlord of Hazardous Materials on the Premises.

12. ALTERATIONS.

    12.1 TENANT CHANGES; CONDITIONS.

         (a) Subject to the terms of Section 11.3 and the Work Letter Agreement attached hereto as Exhibit "C", Tenant shall not make any alterations, additions, improvements or decorations to the Premises (collectively, "TENANT CHANGES," and individually, a "TENANT CHANGE") unless Tenant first obtains Landlord's prior written approval thereof, which approval Landlord shall not unreasonably withhold or delay. If Landlord fails to respond to Tenant's request for approval within ten (10) days after receipt of the same, Landlord shall be deemed to have approved the Tenant Change which is the subject of the approval so long as Tenant informed Landlord in its request for approval (or thereafter but within such ten (10) day period) that Landlord's failure to respond within such ten (10) day period would result in Landlord's deemed approval. Notwithstanding the foregoing, Landlord's prior approval shall not be required for any Tenant Change which satisfies all of the following conditions (hereinafter a "PRE-APPROVED CHANGE"): (i) the costs of such Tenant Change does not exceed Ten Thousand Dollars ($10,000.00) individually; (ii) the costs of such Tenant Change when aggregated with the costs of all other Tenant Changes made by Tenant do not exceed Fifty Thousand Dollars ($50,000.00) in any three
(3) year period; (iii) Tenant delivers to Landlord final plans, specifications and working drawings for such Tenant Change at least ten (10) days prior to commencement of the work thereof; (iv) Tenant and such Tenant Change otherwise satisfy all other conditions set forth in this Section 12.1; and (v) the Tenant Change does not affect the structural, electrical, mechanical, life-safety or exterior elements of the Premises.

         (b) After Landlord has approved the Tenant Changes and the plans, specifications and working drawings therefor (or is deemed to have approved the Pre-Approved Changes as set forth in Section 12.1(a) above), Tenant shall: (i) enter into an agreement for the performance of such Tenant Changes with licensed and bondable contractors and subcontractors selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld; and (ii) before proceeding with any Tenant Change, provide Landlord with at least ten (10) days' prior written notice thereof. In addition, before proceeding with any Tenant Change, Tenant's contractors shall obtain, on behalf of Tenant and at Tenant's sole cost and expense: (A) all necessary governmental permits and approvals for the commencement and completion of such Tenant Change; and (B) at Landlord's reasonable request, a completion and lien indemnity bond, or other surety, satisfactory to Landlord for such Tenant Change if the cost of such Tenant Change exceeds the amount then held by Landlord as security for Tenant's obligations under this Lease pursuant to Sections 5.1 and 5.2 hereof. Landlord's approval of any contractor(s) and subcontractor(s) of Tenant shall not release Tenant or any such contractor(s) and/or subcontractor(s) from any liability for any conduct or acts of such contractor(s) and/or subcontractor(s). Further, Landlord's approval of Tenant Changes and the plans therefor will create no liability or responsibility on Landlord's part concerning the completeness of same or their design sufficiency or compliance with laws.

         (c) All Tenant Changes shall be performed: (i) in accordance with the approved plans, specifications and working drawings; (ii) lien-free and in a good and workmanlike manner; (iii) in compliance with all laws, rules and regulations of all governmental agencies and authorities including, without limitation, applicable building permit requirements and the provisions of Title III of the ADA; (iv) by licensed and/or bondable contractors and subcontractors approved by Landlord and (v) at such times, in such manner and subject to such rules and regulations as Landlord may from time to time reasonably designate.

         (d) Throughout the performance of the Tenant Changes, Tenant shall obtain, or cause its contractors to obtain, workers compensation insurance and commercial general liability insurance in compliance with the provisions of
Section 20 of this Lease.

         12.2 REMOVAL OF TENANT CHANGES AND TENANT IMPROVEMENTS. All Tenant Changes and the initial Tenant Improvements in the Premises (whether installed or paid for by Landlord or Tenant), shall become the property of Landlord and shall remain upon and be surrendered with the Premises at the end of the Term of this Lease; provided, however, Landlord may, by written notice delivered to Tenant in connection with its approval of the Initial Tenant Improvements pursuant to the Work Letter or any Tenant Changes pursuant to Section 12.1 identify those items of the initial Tenant Improvements and Tenant Changes which Landlord shall require Tenant to remove at the end of the Term of this Lease. However, Landlord's failure to specify at that time whether Tenant will be required to remove the Tenant Improvements or any Tenant Changes will only be deemed an election not to require such removal if Tenant informed Landlord in its request for approval (or thereafter but prior to Landlord's approval) that

Landlord's failure to identify such items would result in Tenant having no obligation to remove the same at the expiration or earlier termination of the Term. If Landlord requires Tenant to remove any such items as described above, Tenant shall, at its sole cost, remove the identified items on or before the expiration or sooner termination of this Lease and repair any damage to the Premises caused by such removal (or, at Landlord's option, shall pay to Landlord all of Landlord's costs of such removal and repair).

         12.3 REMOVAL OF PERSONAL PROPERTY. All articles of personal property owned by Tenant or installed by Tenant at its expense in the Premises (including business and trade fixtures, furniture and movable partitions) shall be, and remain, the property of Tenant, and shall be removed by Tenant from the Premises, at Tenant's sole cost and expense, on or before the expiration or sooner termination of this Lease. Tenant shall repair any damage caused by such removal.

         12.4 TENANT'S FAILURE TO REMOVE. If Tenant fails to remove by the expiration or sooner termination of this Lease all of its personal property, or any items of Tenant Improvements or Tenant Changes identified by Landlord for removal pursuant to Section 12.2 above, Landlord may, (without liability to Tenant for loss thereof), at Tenant's sole cost and in addition to Landlord's other rights and remedies under this Lease, at law or in equity: (a) remove and store such items in accordance with applicable law; and/or (b) upon ten (10) days' prior notice to Tenant sell all or any such items at private or public sale for such price as Landlord may obtain as permitted under applicable law. Landlord shall apply the proceeds of any such sale to any amounts due to Landlord under this Lease from Tenant (including Landlord's attorneys' fees and other costs incurred in the removal, storage and/or sale of such items), with any remainder to be paid to Tenant.

         12.5 LANDLORD'S WORK. Notwithstanding anything above to the contrary, Landlord, at Landlord's sole cost and expense (and without offset or reduction of the Allowance or the Additional Allowance), shall, as soon as practicable, install a domestic backflow device and a meter therefor in a location at the Building that is mutually acceptable to Landlord and the City of San Diego ("LANDLORD'S WORK"). Tenant acknowledges that Landlord's Work will be performed following Landlord's delivery of the Premises to Tenant, and that Landlord will not be liable for any disruption or damage caused by Landlord's Work, nor shall the performance of Landlord's Work constitute a constructive eviction or entitle Tenant to any abatement of Rent nor shall Landlord be liable for any damage to Tenant's property or any interruption of Tenant's business as a result thereof. Tenant acknowledges and agrees that it shall have no right to complete Landlord's Work.

13. LIENS. Tenant shall not permit any mechanic's, materialmen's or other liens to be filed against all or any part of the Premises, nor against Tenant's leasehold interest in the Premises, by reason of or in connection with any repairs, alterations, improvements or other work contracted for or undertaken by Tenant or any other act or omission of Tenant or Tenant's agents, employees, contractors, licensees or invitees. Tenant shall, at Landlord's request, provide Landlord with enforceable, conditional and final lien releases (and other reasonable evidence reasonably requested by Landlord to demonstrate protection from liens) from all persons furnishing labor and/or materials with respect to the Premises. Landlord shall have the right at all reasonable times to post on the Premises and record any notices of non-responsibility which it deems necessary for protection from such liens. If any such liens are filed, Tenant shall, at its sole cost, immediately cause such lien to be released of record or bonded so that it no longer affects title to the Premises. If Tenant fails to cause such lien to be so released or bonded within twenty (20) days after filing thereof, Landlord may, without waiving its rights and remedies based on such breach, and without releasing Tenant from any of its obligations, cause such lien to be released by any means it shall deem proper, including payment in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord within five (5) days after receipt of invoice from Landlord, any sum paid by Landlord to remove such liens, together with interest at the Interest Rate from the date of such payment by Landlord. Notice is hereby given that Landlord shall not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding the Premises through or under Tenant, and that no mechanics' or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in the Premises.

14. ASSIGNMENT AND SUBLETTING.

         14.1 RESTRICTION ON TRANSFER. Tenant will not assign this Lease in whole or in part, nor sublet all or any part of the Premises (collectively and individually, a "TRANSFER"), without the prior written consent of Landlord, which consent Landlord will not unreasonably withhold, except as provided in this Section 14. In no event may Tenant encumber or hypothecate this Lease. The consent by Landlord to any assignment, encumbrance or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. This prohibition against assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law. Irrespective of any assignment or sublease, Tenant shall remain fully liable under this Lease and shall not be released from performing any of the terms, covenants and conditions of this Lease. Without limiting in any way Landlord's right to withhold its consent on any reasonable grounds, it is agreed that Landlord will not be acting unreasonably in refusing to consent to an assignment or sublease if, in Landlord's opinion, (i) the net worth or financial capabilities of such assignee is less than that of Tenant at the date hereof (this provision does not apply to any proposed subtenant), (ii) the proposed assignee or subtenant does not have the financial capability to fulfill the obligations imposed by the assignment or sublease, (iii) the proposed assignment or sublease involves a change of use of the Premises from that specified herein, or (iv) the proposed assignee or subtenant is not, in Landlord's reasonable opinion, of reputable or good character. Subject to
Section 14.5, if Tenant is a corporation, or is an unincorporated association or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of forty-nine percent (49%) shall be deemed an assignment within the meaning and provisions of this Section 14.1.

       14.2 TRANSFER NOTICE. If Tenant desires to effect Transfer, then at least thirty (30) days prior to the date when Tenant desires the Transfer to be effective (the "TRANSFER DATE"), Tenant agrees to give Landlord a notice (the "TRANSFER NOTICE"), stating the name, address and business of the proposed assignee, sublessee or other transferee (sometimes referred to hereinafter as "TRANSFEREE"), reasonable information (including references) concerning the character, ownership, and financial condition of the proposed Transferee, the Transfer Date, any ownership or commercial relationship between Tenant and the proposed Transferee, and the consideration and all other material terms and conditions of the proposed Transfer, all in such detail as Landlord may reasonably require.

       14.3 LANDLORD'S OPTIONS. Within fifteen (15) days of Landlord's receipt of any Transfer Notice, and any additional information requested by Landlord concerning the proposed Transferee's financial responsibility, Landlord will notify Tenant of its election to do one of the following: (i) consent to the proposed Transfer subject to such reasonable conditions as Landlord may impose in providing such consent; (ii) refuse such consent, which refusal shall be on reasonable grounds; or (iii) if the Transfer Notice relates to the entire Premises, terminate this Lease and recapture the Premises for reletting by Landlord. The provisions of this Section 14.2 shall not apply to a Permitted Transfer. In the event Landlord elects to terminate this Lease and recapture the Premises pursuant to subparagraph (iii) above, Tenant may, within five (5) business days after receipt of Landlord's election to so terminate and recapture, rescind its Transfer Notice and this Lease shall remain in full force and effect.

       14.4 ADDITIONAL CONDITIONS. A condition to Landlord's consent to any Transfer of this Lease will be the delivery to Landlord of a true copy of the fully executed instrument of assignment, sublease, transfer or hypothecation, in form and substance reasonably satisfactory to Landlord. Tenant agrees to pay to Landlord, as additional rent, fifty percent (50%) of all sums and other consideration payable to and for the benefit of Tenant by the assignee or sublessee in excess of the rent payable under this Lease for the same period and portion of the Premises. In calculating excess rent or other consideration which may be payable to Landlord under this Section, Tenant will be entitled to deduct commercially reasonable third party brokerage commissions and attorneys' fees and other amounts reasonably and actually expended by Tenant in connection with such assignment or subletting if acceptable written evidence of such expenditures is provided to Landlord. No Transfer will release Tenant of Tenant's obligations under this Lease or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. Each sublease shall provide that if Landlord gives said sublessee written notice that Tenant is in default under this Lease, said sublessee will thereafter make all payments due under the sublease directly to or as directed by Landlord, which payments will be credited against any payments due under this Lease. Tenant hereby irrevocably and unconditionally assigns to Landlord all rents and other sums payable under any sublease of the Premises; provided, however, that Landlord hereby grants Tenant a license to collect all such rents and other sums so long as Tenant is not in default under this Lease. Tenant shall, within ten (10) days after the execution and delivery of any assignment or sublease, deliver a duplicate original copy thereof to Landlord. Consent by Landlord to one Transfer will not be deemed consent to any subsequent Transfer. In the event of default by any Transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor. If Tenant effects a Transfer or requests the consent of Landlord to any Transfer (whether or not such Transfer is consummated), then, upon demand, and as a condition precedent to Landlord's consideration of the proposed assignment or sublease, Tenant agrees to pay Landlord a non-refundable administrative fee of Five Hundred Dollars ($500.00), plus Landlord's reasonable attorneys' fees and costs (whether attributable to Landlord's in-house attorneys or paralegals or otherwise) and other costs incurred by Landlord in reviewing such proposed assignment or sublease (not to exceed Seven Hundred Fifty Dollars ($750.00), in 2000 Dollars). Acceptance of the administrative fee and/or reimbursement of Landlord's attorneys' fees and costs shall in no event obligate Landlord to consent to any proposed Transfer. Notwithstanding any contrary provision of this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent to a proposed Transfer or otherwise has breached its obligations under this Section 14, Tenant's and such Transferee's only remedy shall be to seek a declaratory judgment and/or injunctive relief, and Tenant, on behalf of itself and, to the extent permitted by law, such proposed Transferee waives all other remedies against Landlord, including without limitation, the right to seek monetary damages or to terminate this Lease.

       14.5 PERMITTED TRANSFERS. Notwithstanding the provisions of this Section 14 to the contrary, Tenant may assign this Lease or sublet the Premises or any portion thereof (herein, a "PERMITTED TRANSFER"), without Landlord's consent, to any entity that controls, is controlled by or is under common control with Tenant, or to any entity resulting from a merger or consolidation with Tenant, or to any person or entity that acquires all of the assets of Tenant's business as a going concern (a "PERMITTED TRANSFEREE"), provided that: (a) at least twenty (20) days prior to such assignment or sublease, Tenant delivers to Landlord the financial statements and other financial and background information of the assignee or sublessee as described in Section 14.2 above; (b) in the case of an assignment, the assignee assumes, in full, the obligations of Tenant under this Lease pursuant to a commercially reasonable assumption agreement, a fully executed copy of which is delivered to Landlord within twenty (20) days following the effective date of such assignment or subletting; (c) the financial net worth of the assignee or sublessee equals or exceeds that of Tenant and any guarantor hereof as of the date of execution of this Lease; (d) Tenant remains fully liable under this Lease; (e) the use of the Premises remains unchanged; and (f) such transaction is not entered into as a subterfuge to avoid the restrictions and provisions of this Section 14.

15. ENTRY BY LANDLORD. Landlord and its employees and agents shall at all reasonable times have the right to enter the Premises to inspect the same, to exhibit the Premises to prospective lenders or purchasers (or during the last twelve (12) months of the Term, to prospective tenants), to post notices of non-responsibility, and/or to alter, improve or repair the Premises as contemplated by this Lease, all without being deemed guilty of or liable for any breach of Landlord's covenant of quiet enjoyment or any eviction of Tenant, and without abatement of rent. In exercising such entry rights, Landlord shall endeavor to minimize, as reasonably practicable, the interference with Tenant's business, and shall provide Tenant with reasonable advance written notice of such entry (except in emergency situations and for providing regularly scheduled services, if any). Landlord shall have the means which Landlord may deem proper to open Tenant's doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof, or grounds for any abatement or reduction of Rent and Landlord shall not have any liability to Tenant for any damages or losses on account of any such entry by Landlord except, subject to the provisions of Sections 21.1 and 23, to the extent of Landlord's gross negligence or willful misconduct.

16. UTILITIES AND SERVICES. Tenant shall be solely responsible for obtaining and shall promptly pay all charges for heat, air conditioning, water, gas, electricity or any other utility used, consumed or provided in, furnished to or attributable to the Premises directly to the supplying utility companies following the Early Occupancy Date, together with all deposits and hook-up and connection charges for such utilities. Tenant shall reimburse Landlord within thirty (30) days of billing for fixture charges and/or water tariffs, if applicable, which are charged to Landlord by utility companies. Landlord will notify Tenant of this charge as soon as it becomes known. This charge will increase or decrease with current charges being levied against Landlord or the Premises by the local utility company, and will be due as additional rent. In no event shall Rent abate or shall Landlord be liable for any interruption or failure in the supply of any such utility services to Tenant.

17. INDEMNIFICATION AND EXCULPATION.

         17.1 TENANT'S ASSUMPTION OF RISK AND WAIVER. Except to the extent such matter is not covered by the insurance required to be maintained by Tenant under this Lease and such matter is attributable to the gross negligence or willful misconduct of Landlord or Landlord's agent(s) or a release by Landlord of Hazardous Materials on the Premises, Landlord shall not be liable to Tenant, Tenant's employees, agents or invitees for: (i) any damage to property of Tenant, or of others, located in, on or about the Premises, (ii) the loss of or damage to any property of Tenant or of others by theft or otherwise, (iii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or leaks from any part of the Premises or from the pipes, appliance of plumbing works or from the roof, street or subsurface or from any other places or by dampness or by any other cause of whatsoever nature, or (iv) any such damage caused by other persons in the Premises, occupants of adjacent property, or the public, or caused by operations in construction of any private, public or quasi-public work. Landlord shall in no event be liable for any consequential damages or loss of business or profits and Tenant hereby waives any and all claims for any such damages. All property of Tenant kept or stored on the Premises shall be so kept or stored at the sole risk of Tenant and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant's insurance carriers, unless such damage shall be caused by the gross negligence or willful misconduct of Landlord or Landlord's agent(s). Landlord or its agents shall not be liable for interference with the light or other intangible rights.

         17.2 INDEMNIFICATION. Tenant shall be liable for, and shall indemnify, defend, protect and hold Landlord and Landlord's partners, officers, directors, employees, agents, successors and assigns (collectively, "LANDLORD INDEMNIFIED PARTIES") harmless from and against, any and all claims, damages, judgments, suits, causes of action, losses, liabilities and expenses, including attorneys' fees and court costs (collectively, "INDEMNIFIED CLAIMS"), arising or resulting from (a) any occurrence at the Premises following the Early Occupancy Date, unless caused by the negligence or willful misconduct of Landlord or its agents, employees or contractors, (b) any act or omission of Tenant or any of Tenant's agents, employees, contractors, subtenants, assignees, licensees or Tenant's invitees (collectively, "TENANT PARTIES"); (c) the use of the Premises and conduct of Tenant's business by Tenant or any Tenant Parties, or any other activity, work or thing done, permitted or suffered by Tenant or any Tenant Parties, in or about the Premises; and/or (d) any default by Tenant of any obligations on Tenant's part to be performed under the terms of this Lease. In case any action or proceeding is brought against Landlord or any Landlord Indemnified Parties by reason of any such Indemnified Claims, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel approved in writing by Landlord, which approval shall not be unreasonably withheld. Subject to Section 21 hereof, Landlord will be liable for, and shall indemnify, protect, defend and hold harmless Tenant and Tenant's partners, officers, directors, employees, agents, successors and assigns (collectively, "TENANT INDEMNIFIED PARTIES") from and against any and all Indemnified Claims that arise or result from (a) any negligent or willful act or omission of Landlord, Landlord's agents, employees or contractors, (b) any default by Landlord of any obligations on Landlord's part to be performed under the terms of this Lease, and/or (c) any occurrence at the Premises (i) prior to the Early Occupancy Date or (ii) following the expiration or sooner termination of this Lease and Tenant's vacation of the Premises, unless attributable to any act or omission of Tenant or the

Tenant Parties. In case any action or proceeding is brought against Tenant or any Tenant Indemnified Parties by reason of any such Indemnified Claims, Landlord, upon notice from Tenant, shall defend the same at Landlord's expense by counsel approved in writing by Tenant, which approval shall not be unreasonably withheld. Indemnified Claims do not include claims pertaining to Hazardous Materials, as such claims are covered by the provisions of Section 6.

         17.3 SURVIVAL; NO RELEASE OF INSURERS. The indemnification obligations under Section 17.2, shall survive the expiration or earlier termination of this Lease. The covenants, agreements and indemnification in Sections 17.1 and 17.2 above, are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried pursuant to the provisions of this Lease.

18. DAMAGE OR DESTRUCTION.

         18.1 OBLIGATION TO RESTORE. Except as set forth below, in case of damage to or destruction of the Premises, whether or not by a risk required to be covered by insurance as set forth in Section 20 of this Lease, this Lease shall not terminate and Tenant shall promptly restore, rebuild, replace or repair (hereinafter referred to as "RESTORE" or "RESTORATION") the Premises to substantially the same condition as existed immediately prior to such damage or destruction. Such Restoration shall be commenced promptly but in no event later than ninety (90) days after the casualty and shall thereafter be prosecuted with due diligence.

Notwithstanding the foregoing or any provision to the contrary in this Lease, if
(a) Landlord has elected to maintain the Special Form (fka All Risk) insurance for the Premises pursuant to Section 20.4 and fails to make the appropriate insurance proceeds available within ninety (90) days following a casualty to which such insurance applies, or (b) the casualty is (i) of a type that is not covered by insurance required to be maintained by Tenant (or Landlord) hereunder (an "UNINSURED CASUALTY") and (ii) the cost of Restoration exceeds ten percent (10%) of the replacement cost of the Premises (the "UNINSURED THRESHOLD AMOUNT"), then Tenant shall have no obligation to Restore and Tenant shall have the right to terminate this Lease by giving Landlord written notice thereof within ninety (90) days following the casualty; provided, however, Landlord may rescind such termination by giving Tenant written notice, within thirty (30) days following receipt of Tenant's termination notice, of Landlord's election to make available to Tenant in connection with its Restoration of the Premises, (A) in the case of clause (a) above, an amount equal to the cost of Restoration and
(B) in the case of clause (b) above, the difference between the cost of such Restoration and the Uninsured Threshold Amount. Notwithstanding any provision to the contrary in this Lease, if Landlord has elected to carry the Special Form (fka All-Risk) insurance under Section 20.4 and the deductible exceeds the deductible Tenant is permitted to maintain hereunder, Landlord shall be required to pay such excess.

Notwithstanding the foregoing, however, in the case of damage to or destruction of the Premises during the last twelve (12) months of the Term that will render the Premises inaccessible or unusable for purposes of conducting Tenant's business for a period of ninety (90) days or more, Tenant may elect to terminate this Lease by giving Landlord written notice of such election within thirty (30) days following the casualty, in which event Tenant shall have no obligation to Restore the Premises; provided, however, Tenant shall deliver any insurance proceeds to Landlord in accordance with Section 3 below. If Tenant elects to terminate this Lease in accordance with this paragraph, this Lease shall terminate thirty (30) days following the date Landlord receives Tenant's written notice of such election (the "TERMINATION DATE") upon the payment by Tenant of all Rent and all other sums then due and payable under this Lease to and including the Termination Date. Said termination shall not release Tenant from the obligations and liabilities of Tenant under this Lease, actual or contingent, which have accrued on or prior to the Termination Date.

         18.2 RECONSTRUCTION AND REPAIR REQUIREMENTS. Tenant shall obtain Landlord's prior approval of all plans for Restoration work performed by Tenant, which approval shall not be unreasonably withheld or delayed.

         18.3 NO RENT ABATEMENT DURING RECONSTRUCTION. There shall be no Rent abatement during Restoration of the Premises or during that period after any casualty and prior to commencement of Restoration. Notwithstanding the foregoing, in the event Landlord elects (i) to maintain rental loss insurance pursuant to Section 20.4 or (ii) to rescind Tenant's termination of this Lease pursuant to the second paragraph of Section 18.1, then the following shall apply: In the event that as a result of any casualty damage to the Premises, Tenant is prevented from using, and does not use, the Premises or does not use some portion thereof, then the Rent shall be abated or reduced, as the case may be, during the period that Tenant continues to be so prevented from using and does not use the Premises or does not use some portion thereof, in the proportion that the rentable square feet of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable square feet of the Premises; provided, however, Tenant shall only be entitled to such abatement so long as Tenant is complying with its Restoration obligations under Section 18.1 and in no event may such abatement continue beyond the later to occur of (i) twelve (12) months following the casualty or (ii) the expiration date of coverage under Landlord's rental loss insurance policy. Notwithstanding the foregoing to the contrary, if the damage is due to the willful or intentional misconduct of Tenant or any Tenant Parties, there shall be no abatement of Rent unless such abatement (i) is covered by the rental loss insurance maintained by Landlord or (ii) would have been covered by the rental insurance loss insurance required to be maintained under Section 20.4 in the event Landlord has failed to maintain such insurance.

         18.4 ADJUSTMENT OF LOSS AND DISBURSEMENT OF INSURANCE PROCEEDS UPON RESTORATION. Except for Restoration that is reasonably expected to cost less than Fifty Thousand Dollars ($50,000), Landlord shall have the right to adjust the loss with the insurance company(ies) and all proceeds of the insurance policies maintained pursuant to Section 20.1(a) ("PROCEEDS") shall be deposited with a depository acceptable to Landlord and Tenant (the "DEPOSITORY"). If the Proceeds are insufficient to cover the anticipated cost of Restoration, Tenant shall deposit with the Depository prior to the commencement of Restoration funds in the amount of such deficiency, unless Landlord is responsible therefor pursuant to Section 18.1 above. The Depository shall disburse the Proceeds and Tenant's funds, if applicable, during the course of Restoration in accordance with customary construction disbursements, including a ten percent (10%) retention. If, after the Restoration has been completed in accordance with the terms of this Lease, there are remaining funds held by the Depository, then such funds (after first deducting from such funds the fees and expenses of the Depository) shall be delivered to Tenant. If there are not sufficient funds remaining to pay for the Depository's fees and expenses, Tenant shall be responsible for the payment of same.

         18.5 DISBURSEMENT OF INSURANCE PROCEEDS UPON TERMINATION. Upon any termination of this Lease under the provisions of this Article 18, all proceeds from insurance policies maintained under Section 20 (other than proceeds attributable to Tenant's personal property, inventory, equipment and trade fixtures) shall be disbursed and paid to Landlord.

         18.6 WAIVER OF TERMINATION. The agreements contained in this Article 18 provide a material part of the consideration for this Lease and in bargaining for and obtaining its rights under this Article 18, Tenant waives any right to terminate this Lease under Section 1932 and/or 1933 of the Civil Code of California, or any similar statute or law now or hereafter in force.

19. EMINENT DOMAIN.

         19.1 TOTAL OR PARTIAL TAKING. In case all of the Premises, or such part thereof as shall materially and substantially interfere with Tenant's ability to conduct its business upon the Premises, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority. Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant; provided, however, in the event of such a taking, Tenant shall be entitled to such portion of the award as shall be attributable to goodwill and for damage to, or the cost of removal of, Tenant's personal property. In the event this Lease is not terminated following a taking, Landlord shall be entitled to the entire amount of the award without deduction for any estate or interest of Tenant, Landlord shall restore the Premises to substantially their same condition prior to such partial taking to the extent of any award proceeds received by Landlord, and a fair and equitable abatement shall be made to Tenant for the Monthly Rent corresponding to the time during which, and to the part of the Premises of which, Tenant shall be so deprived on account of such taking and restoration. If the award proceeds from the taking are insufficient to restore the Premises as required by the preceding sentence and Landlord does not provide its own funds to so restore the Premises, and if as a result thereof Tenant's ability to use the Premises as contemplated by this Lease is materially and substantially impaired, then Tenant may elect to terminate this Lease by giving Landlord written notice thereof; provided, however, Landlord may rescind such termination by giving Tenant written notice within ten (10) business days following Landlord's receipt of such termination notice from Tenant that Landlord will provide the necessary funds to so restore the Premises.

         19.2 TEMPORARY TAKING. In the event of taking of the Premises or any part thereof for temporary use, (i) this Lease shall be and remain unaffected thereby and Rent shall not abate, and (ii) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Lease Term. For purposes of this Section 19.2, a temporary taking shall be defined as a taking for a period of one (1) year or less.

         19.3 WAIVER OF TERMINATION. Tenant and Landlord waive any right to terminate this Lease under Section 1265.130 of the California Code of Civil Procedure, or any similar statute or law now or hereafter in force.

20. TENANT'S INSURANCE.

         20.1 TYPES OF INSURANCE. On or before the earlier of the Early Occupancy Date or the date Tenant commences or causes to be commenced any work of any type in or on any portion of the Premises, and continuing thereafter until the expiration of the Term, Tenant shall obtain and keep in full force and effect respecting the Premises, the following insurance:

                  (a) Special Form (fka All Risk) insurance, including fire and extended coverage, sprinkler leakage (including earthquake sprinkler leakage), vandalism, malicious mischief, earthquake and flood coverage upon property of every description and kind located on the Premises, including, without limitation, furniture, equipment and any other personal property, any Tenant Changes, the Tenant Improvements, and the Building in an amount not less then the full replacement cost thereof. In the event that there shall be a dispute as to the amount which comprises full replacement cost, the decision of Landlord or the mortgagees of Landlord shall be presumptive.

                  (b) Commercial general liability insurance coverage, on an occurrence basis, including personal injury, bodily injury (including wrongful death), broad form property damage, operations hazard, owner's protective coverage, contractual liability (including Tenant's indemnification obligations under this Lease, including Section 17 hereof), liquor liability (if Tenant serves or stores alcohol on the Premises), products and completed operations liability, and owned/non-owned auto liability, with a general aggregate of not less than Three Million Dollars ($3,000,000) per occurrence with "umbrella" or excess liability coverage of not less than Five Million Dollars ($5,000,000). The limits of such commercial general liability insurance shall be increased every five (5) years during the Term of this Lease to an amount reasonably required by Landlord, but not to exceed customary industry standards.

                  (c) Worker's compensation and employer's liability insurance, in statutory amounts and limits, covering all persons employed in connection with any work done in, on or about the Premises for which claims for death or bodily injury could be asserted against Landlord, Tenant or the Premises.

                  (d) Loss of income, extra expense and business interruption insurance covering a minimum of twelve (12) months of Tenant's Rent and such additional amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or Tenant's parking areas as a result of such perils.

                  (e) Any other form or forms of insurance as Tenant or Landlord or the mortgagees of Landlord may reasonably require from time to time, in form, amounts and for insurance risks against which a prudent tenant would protect itself, but only to the extent such risks and amounts are available in the insurance market at commercially reasonable costs.

         20.2 REQUIREMENTS. Each policy required to be obtained by Tenant hereunder shall: (a) be issued by insurers authorized to do business in the state in which the Premises is located and rated not less than financial class X, and not less than policyholder rating A- in the most recent version of Best's Key Rating Guide (provided that, in any event, the same insurance company shall provide the coverages described in Sections 20.1(a) and 20.1(d) above); (b) be in form reasonably satisfactory from time to time to Landlord;
(c) name Tenant as named insured thereunder and shall name Landlord and, at Landlord's request, such other persons or entities of which Tenant has been informed in writing, as additional insureds (and with respect to the insurance described in Sections 20.1(a) and (d) above, as loss-payees) thereunder, all as their respective interests may appear; (d) not have a deductible amount exceeding Ten Thousand Dollars ($10,000) except that with respect to earthquake insurance, the deductible amount shall not exceed ten percent (10%) of the total insured value, which deductible amount shall be deemed self-insured with a full waiver of subrogation; (e) specifically provide that the insurance afforded by such policy for the benefit of the additional insureds shall be primary, and any insurance carried by the additional insureds shall be excess and non-contributing; (f) contain an endorsement that the insurer waives its right to subrogation as described in Section 21 below; (g) require the insurer to notify the additional insureds in writing not less than ten (10) days prior to any change, reduction in coverage, cancellation or other termination thereof; (h) contain a cross liability or severability of interest endorsement to the extent the same are available in the insurance market; (i) be in amounts sufficient at all times to satisfy any coinsurance requirements thereof; and
(j) provide that any loss otherwise payable thereunder shall be payable notwithstanding any act or omission of Landlord or Tenant which might, absent such provision, result in a forfeiture of all or a part of such insurance payment Tenant agrees to deliver to Landlord, as soon as practicable after the placing of the required insurance, but in no event later than the date Tenant enters all or any part of the Premises, certificates from the insurance company evidencing the existence of such insurance and Tenant's compliance with the foregoing provisions of this Section 20). Tenant shall cause replacement certificates to be delivered to Landlord not less than ten (10) days prior to the expiration of any such policy or policies. If any such initial or replacement certificates are not furnished within the time(s) specified herein, Tenant shall be deemed to be in material default under this Lease without the benefit of any additional notice or cure period provided in Section 22.1 below, and Landlord shall have the right, but not the obligation, to procure such policies and certificates at Tenant's expense.

         20.3 EFFECT ON INSURANCE. Tenant shall not do or permit to be done anything which will violate or invalidate any insurance policy maintained by Tenant hereunder. If Tenant's occupancy or conduct of its business in or on the Premises results in any increase in premiums for any insurance carried by Landlord, Tenant shall pay such increase as additional rent within ten (10) days after being billed therefor by Landlord. If any insurance coverage carried by Landlord shall be cancelled or reduced (or cancellation or reduction thereof shall be threatened) by reason of the use or occupancy of the Premises by Tenant or by anyone permitted by Tenant to be upon the Premises, and if Tenant fails to remedy such condition within five (5) days after notice thereof, Tenant shall be deemed to be in default under this Lease, without the benefit of any additional notice or cure period specified in Section 22.1 below, and Landlord shall have all remedies provided in this Lease, at law or in equity, including, without limitation, the right (but not the obligation) to enter upon the Premises and attempt to remedy such condition at Tenant's cost.

         20.4 LANDLORD'S OPTION TO INSURE. Landlord shall have the option from time to time to maintain the Special Form (fda All Risk) insurance referred to in Section 20.1(a) above covering the property described therein (other than Tenant's personal property, furniture and equipment, which Tenant shall continue to insure) and/or rental loss insurance covering Tenant's rental obligations hereunder for a period of at least twelve (12) months by giving Tenant written notice thereof. If Landlord elects to maintain such insurance, Tenant shall have no obligation to maintain such insurance on the property covered thereby until Landlord elects not to maintain such insurance by giving Tenant at least sixty (60) days' prior written notice thereof. Tenant shall reimburse Landlord, as additional rent, the cost of such insurance within thirty (30) days following receipt of an invoice therefor.

21. WAIVER OF SUBROGATION.

         21.1 WAIVER. Tenant hereby waives its rights against Landlord with respect to any claims or damages or losses which are caused by or result from
(a) occurrences insured against under any insurance policy carried by Tenant pursuant to the provisions of this Lease, or (b) occurrences which would have been covered under any insurance required to be obtained and maintained by Tenant under Section 20 of this Lease had such insurance been obtained and maintained as required therein. The foregoing waiver shall be in addition to, and not a limitation of, any other waivers or releases contained in this Lease.


         21.2 WAIVER OF INSURERS. Tenant shall cause each insurance policy required to be obtained by it pursuant to Section 20 to provide that the insurer waives all rights of recovery by way of subrogation against Landlord in connection with any claims, losses and damages covered by such policy. If Tenant fails to maintain the insurance required hereunder, such risks shall be deemed to be self-insured with a deemed full waiver of subrogation as set forth in the immediately preceding sentence.

22. TENANT'S DEFAULT AND LANDLORD'S REMEDIES.

         22.1 TENANT'S DEFAULT. The occurrence of any one or more of the following events shall constitute a default under this Lease by Tenant:

                  (a) the vacation of the Premises by Tenant. "VACATION" shall mean vacating the Premises without providing a reasonable level of security to minimize the potential for vandalism, or where the coverage of the property insurance under Section 20.1(a) is jeopardized as a result thereof;

                  (b) the failure by Tenant to make any payment of Rent or any other payment required to be made by Tenant hereunder, within five (5) business days of written notice from Landlord that such payment was not received;

                  (c) the failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Sections 22.1(a) or (b) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that it may be cured but more than thirty
(30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute such cure to completion;


                  (d) (i) the making by Tenant or any guarantor hereof of any general assignment for the benefit of creditors, (ii) the filing by or against Tenant or any guarantor hereof of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant or any guarantor hereof, the same is dismissed within sixty (60) days), (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease or of substantially all of any guarantor's assets, where possession is not restored to Tenant within sixty (60) days, or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of substantially all of any guarantor's assets or of Tenant's interest in this Lease where such seizure is not discharged within sixty (60) days;

                  (e) any material representation or warranty made by Tenant in this Lease or any other document delivered in connection with the execution and delivery of this Lease or pursuant to this Lease proves to be incorrect in any material respect;. or


                  (f) Tenant or any guarantor hereof shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution.

Any notice given under this Section 22.1 shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure,
Section 1161.

         22.2 LANDLORD'S REMEDIES; TERMINATION. In the event of any such default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from
Tenant:

                  (a) the worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

                  (b) the worth at the time of the award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                  (c) the worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

                  (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom including, but not limited to: unamortized Tenant Improvement costs; attorneys' fees; unamortized brokers' commissions; the costs of refurbishment, alterations, renovation and repair of the Premises; and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant's personal property, equipment, fixtures, Tenant Changes, Tenant Improvements and any other items which Tenant is required under this Lease to remove but does not remove.

As used in Sections 22.2(a) and 22.2(b) above, the "worth at the time of award" is computed by allowing interest at the Interest Rate set forth in Section 1.10 of the Summary. As used in Section 22.2(c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

         22.3 LANDLORD'S REMEDIES; RE-ENTRY RIGHTS. In the event of any such default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall also have the right as permitted by applicable law, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed, stored and/or disposed of pursuant to Section
12.4 of this Lease or any other procedures permitted by applicable law. No re-entry or taking possession of the Premises by Landlord pursuant to this
Section 22.3, and no acceptance of surrender of the Premises or other action on Landlord's part, shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

         22.4 LANDLORD'S REMEDIES; CONTINUATION OF LEASE. In the event of any such default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the right to continue this Lease in full force and effect, whether or not Tenant shall have abandoned the Premises. The foregoing remedy shall also be available to Landlord pursuant to California Civil Code Section 1951.4 and any successor statute thereof in the event Tenant has abandoned the Premises. In the event Landlord elects to continue this Lease in full force and effect pursuant to this Section 22.4, then Landlord shall be entitled to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due. Landlord's election not to terminate this Lease pursuant to this
Section 22.4 or pursuant to any other provision of this Lease, at law or in equity, shall not preclude Landlord from subsequently electing to terminate this Lease or pursuing any of its other remedies.

         22.5 LANDLORD'S RIGHT TO PERFORM. Except as specifically provided otherwise in this Lease, all covenants and agreements by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement or offset of rent. If Tenant shall fail to pay any sum of money (other than Rent) or perform any other act on its part to be paid or performed hereunder and such failure shall continue for three (3) days with respect to monetary obligations (or ten (10) days with respect to non-monetary obligations) after Tenant's receipt of written notice thereof from Landlord (except that no notice will be required in the event of an emergency), Landlord may, without waiving or releasing Tenant from any of Tenant's obligations, make such payment or perform such other act on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs incurred by Landlord in performing such other acts shall be payable by Tenant to Landlord within five (5) days after demand therefor as additional rent.

         22.6 INTEREST. If any monthly installment of Rent, or any other amount payable by Tenant hereunder is not received by Landlord by the date when due, it shall bear interest at the Interest Rate set forth in Section 1.10 of the Summary from the date due until paid; provided, however, for the first three
(3) times in any consecutive twelve (12) month period, interest shall not accrue and be payable unless Tenant fails to make such payment within five (5) business days following the date Tenant receives written notice from Landlord that such Rent is past due. All interest, and any late charges imposed pursuant to Section 22.7 below, shall be considered additional rent due from Tenant to Landlord under the terms of this Lease.

         22.7 LATE CHARGES. Tenant acknowledges that, in addition to interest costs, the late payments by Tenant to Landlord of any Rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such other costs include, without limitation, processing, administrative and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage, deed of trust or related loan documents encumbering the Premises. Accordingly, if any installment of Rent or any other amount payable by Tenant hereunder is not received by Landlord by the due date thereof, Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue amount as a late charge, but in no event more than the maximum late charge allowed by law; provided, however, for the first three (3) times in any consecutive twelve (12) month period, such late charge shall not be payable unless Tenant fails to make such payment within five (5) business days following the date Tenant receives written notice from Landlord that such Rent is past due. The parties agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment as hereinabove referred to by Tenant, and the payment of late charges and interest are distinct and separate in that the payment of interest is to compensate Landlord for the use of Landlord's money by Tenant, while the payment of late charges is to compensate Landlord for Landlord's processing, administrative and other costs incurred by Landlord as a result of Tenant's delinquent payments. Acceptance of a late charge or interest shall not constitute a waiver of Tenant's default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or at law or in equity now or hereafter in effect.

         22.8 SECURITY INTEREST. Tenant hereby grants to Landlord a lien and security interest on all property of Tenant now or hereafter placed in or upon the Premises including, but not limited to, all fixtures, machinery, equipment, furnishings and other articles of personal property, and all proceeds of the sale or other disposition of such property (collectively, the "COLLATERAL") to secure the payment of all Rent to be paid by Tenant pursuant to this Lease. Such lien and security interest shall be in addition to any landlord's lien provided by law. This Lease shall constitute a security agreement under the Commercial Code of the State so that Landlord shall have and may enforce a security interest in the Collateral. Tenant agrees to execute as debtor and deliver such financing statement or statements and any further documents as Landlord may now or hereafter reasonably request to perfect or otherwise protect such security interest pursuant to such code. Landlord may also at any time file a copy of this Lease as a financing statement. Landlord, as secured party, shall be entitled to all rights and remedies afforded as secured party under such code, which rights and remedies shall be in addition to Landlord's liens and rights provided by law or by the other terms and provisions of this Lease. Notwithstanding the provisions of this Section 22.8 to the contrary, if Tenant desires to obtain a loan secured by the Collateral and requests that Landlord execute a lien waiver in connection therewith, Landlord shall subordinate its lien rights to the rights of Tenant's lender pursuant to a commercially reasonable form of lien waiver, provided that Tenant shall reimburse Landlord for any reasonable costs it incurs in connection with its review and approval of such lien waiver within ten (10) business days following Tenant's receipt of invoice(s) therefor from Landlord. Nothing in this Section
22.8 shall permit Tenant to encumber its leasehold interest in the Premises.

         22.9 RIGHTS AND REMEDIES CUMULATIVE. All rights, options and remedies of Landlord contained in this Section 22 and elsewhere in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this Section 22 shall be deemed to limit or otherwise affect Tenant's indemnification of Landlord pursuant to any provision of this Lease.

         22.10 WAIVER OF REDEMPTION. Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future law to redeem any of the Premises or to have a continuance of this Lease after termination of this Lease or of Tenant's right of occupancy or possession pursuant to any court order or any provision hereof, and (ii) the benefits of any present or future law which exempts property from liability for debt or for distress for rent.

         22.11 COSTS UPON DEFAULT AND LITIGATION. Tenant shall pay to Landlord and its mortgagees as additional rent all the expenses incurred by Landlord or its mortgagees in connection with any default by Tenant hereunder or the exercise of any remedy by reason of any default by Tenant hereunder, including reasonable attorneys' fees and expenses. If Landlord or its mortgagees shall be made a party to any litigation commenced against Tenant or any litigation pertaining to this Lease or the Premises, at the option of Landlord and/or its mortgagees, Tenant, at its expense, shall provide Landlord and/or its mortgagees with counsel approved by Landlord and/or its mortgagees and shall pay all costs incurred or paid by Landlord and/or its mortgagees in connection with such litigation.

23. LANDLORD'S DEFAULT. Landlord shall not be in default in the performance of any obligation required to be performed by Landlord under this Lease unless Landlord has failed to perform such obligation within thirty (30) days after the receipt of written notice from Tenant specifying in detail Landlord's failure to perform; provided however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed in default if it commences such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Upon any such uncured default by Landlord, Tenant may exercise any of its rights provided in law or at equity; provided, however: (a) Tenant shall have no right to offset or abate Rent in the event of any default by Landlord under this Lease (except as provided in this Section
23); (b) Tenant's rights and remedies hereunder shall be limited to the extent
(i) Tenant has expressly waived in this Lease any of such rights or remedies, and/or (ii) this Lease otherwise expressly limits Tenant's rights or remedies, including the limitation on Landlord's liability contained in Section 30 hereof; (c) Tenant shall not have the right to terminate this Lease as a result of any such default; and (d) in no event shall Landlord be liable for consequential damages or loss of business profits.

If Landlord fails to perform in the payment to Tenant of any sums owed by Landlord to Tenant under the terms of Sections 4.2, 6.3.3, 11.3 and Exhibit "C" to this Lease within the time periods set forth in this Section 23 following receipt of written notice from Tenant to Landlord and its lender pursuant to
Section 26.2 hereof, or if damages are awarded to Tenant in any judgment against Landlord which remains unpaid for thirty (30) days following the date the judgment is final and not subject to appeal, then Tenant shall be entitled to offset such sums (including interest on the unpaid balance at the Interest Rate commencing thirty (30) days after the date Tenant notified Landlord of Landlord's obligation or, with respect to a judgment, the date the judgment is final and non-appealable) against Annual Rent, provided that Tenant has first provided to Landlord (and its lender) an additional ten (10) business days prior written notice that Tenant shall be asserting such offset. If Landlord does not object to such offset within such ten (10) business day period then Tenant may proceed with such offset. However, if Landlord provides Tenant with written notice of Landlord's objection to such offset within such time period, then Tenant shall not have any right to offset any sums so contested by Landlord until the dispute is resolved by arbitration pursuant to Section 32. If the dispute is resolved by arbitration pursuant to Section 32 and it is held that Tenant is entitled to all or any portion of the sums so claimed by Tenant, and if Landlord fails to reimburse Tenant such sums, together with interest at the Interest Rate (commencing thirty (30) days after the date Tenant notified Landlord of Landlord's obligation), within thirty (30) days following such arbitration decision, then Tenant may deduct such sums against Annual Rent.

24. SUBORDINATION. At the request of Landlord or any mortgagee of a mortgage or a beneficiary of a deed of trust now or hereafter encumbering all or any portion of the Premises, or any lessor of any ground or master lease now or hereafter affecting all or any portion of the Premises, this Lease shall be subject and subordinate at all times to such ground or master leases (and such extensions and modifications thereof), and to the lien of such mortgages and deeds of trust (as well as to any advances made thereunder and to all renewals, replacements, modifications and extensions thereof); provided, however, no subordination of this Lease to a future ground or master lease or mortgage or deed of trust shall result in Tenant being disturbed in its possession of the Premises or in the enjoyment of its rights under this Lease so long as Tenant is not in default with respect to its obligations hereunder, and any subordination agreement which Landlord, any mortgagee, beneficiary or lessor requests Tenant to execute to effect or confirm such subordination shall so provide. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any or all ground or master leases or the lien of any or all mortgages or deeds of trust to this Lease. In the event that any ground or master lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, at the election of Landlord's successor in interest, Tenant shall attorn to and become the tenant of such successor subject to the terms and conditions of this Lease. Tenant hereby waives its rights under any current or future law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale. Subject to the foregoing, Tenant covenants and agrees to execute and deliver to Landlord within ten (10) days after receipt of written demand by Landlord and in the form reasonably required by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground or master lease or the lien of any such mortgage or deed of trust or Tenant's agreement to attorn. Should Tenant fail to sign and return any such documents within said ten (10) day period, Tenant shall be in default hereunder without the benefit of any additional notice or cure periods specified in Section 22.1 above.

Within thirty (30) days after the execution of this Lease by Landlord and Tenant, Landlord shall obtain a subordination, non-disturbance and attornment agreement from the holder of any pre-existing security device which is secured by the Premises ("NON-DISTURBANCE AGREEMENT"), which Non-Disturbance Agreement shall be in form and substance of Exhibit "F" attached hereto. In the event that Landlord is unable to provide the Non-Disturbance Agreement within said thirty
(30) day period, Tenant's sole remedy shall be to terminate this Lease by delivering a notice of termination to Landlord within ten (10) days after the end of such thirty (30) day period; provided, however, that Landlord shall be entitled to rescind such termination by delivering to Tenant the Non-Disturbance Agreement within such ten (10) day period.

25. ESTOPPEL CERTIFICATE.

         25.1 TENANT'S OBLIGATIONS. Within ten (10) business days following Landlord's written request, Tenant shall execute and deliver to Landlord an estoppel certificate, in a form substantially similar to the form of Exhibit "G" attached hereto, certifying: (a) the Commencement Date of this Lease; (b) that this Lease is unmodified and in full force and effect (or, if modified, that this Lease is in full force and effect as modified, and stating the date and nature of such modifications); (c) the date to which the Rent and other sums payable under this Lease have been paid; (d) that there are not, to the best of Tenant's knowledge, any defaults under this Lease by either Landlord or Tenant, except as specified in such certificate; and (e) such other matters as are set forth in Exhibit "G" or are reasonably requested by Landlord. Any such estoppel certificate delivered pursuant to this Section 25.1 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of any portion of the Premises, as well as their assignees.

         25.2 TENANT'S FAILURE TO DELIVER. Tenant's failure to deliver such estoppel certificate within such time shall constitute a default hereunder without the applicability of notice and cure periods specified in Section 22.1 above and shall be conclusive upon Tenant that: (a) this Lease is in full force and effect without modification, except as may be represented by Landlord; (b) there are no uncured defaults in Landlord's or Tenant's performance (other than Tenant's failure to deliver the estoppel certificate); and (c) not more than one (1) month's rental has been paid in advance. Tenant shall indemnify, protect, defend (with counsel reasonably approved by Landlord in writing) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys' fees and court costs) attributable to any failure by Tenant to timely deliver any such estoppel certificate to Landlord pursuant to Section
25.1 above.

26. MODIFICATION AND CURE RIGHTS OF LANDLORD'S MORTGAGEES AND LESSORS.

         26.1 MODIFICATIONS. If, in connection with Landlord's obtaining or entering into any financing or ground lease for any portion of the Premises, the lender or ground lessor shall request modifications to this Lease, Tenant shall, within ten (10) days after request therefor, execute an amendment to this Lease including such modifications, provided such modifications are reasonable, do not increase the obligations of Tenant hereunder, or adversely affect the leasehold estate created hereby or Tenant's rights hereunder.

         26.2 CURE RIGHTS. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee covering the Premises or ground lessor of Landlord whose address shall have been furnished to Tenant, and shall offer such beneficiary, mortgagee or ground lessor a reasonable opportunity to cure the default (including with respect to any such beneficiary or mortgagee, time to obtain possession of the Premises, subject to this Lease and Tenant's rights hereunder, by power of sale or judicial foreclosure, if such should prove necessary to effect a cure).

27. QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that, upon Tenant performing all of the covenants and provisions on Tenant's part to be observed and performed under this Lease (including payment of rent hereunder), Tenant shall and may peaceably and quietly have, hold and enjoy the Premises, in accordance with and subject to the terms and conditions of this Lease, as against all persons claiming by, through or under Landlord.

28. TRANSFER OF LANDLORD'S INTEREST. The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to, or a lessee's interest in a ground lease of, the Premises. Subject to Section 5 hereof, in the event of any transfer or conveyance of any such title or interest (other than a transfer for security purposes only), the transferor shall be automatically relieved of all covenants and obligations on the part of Landlord contained in this Lease which accrue after the date of the transfer or conveyance. Landlord and Landlord's transferees and assignees shall have the absolute right to transfer all or any portion of their respective title and interest in the Premises and/or this Lease without the consent of Tenant, and such transfer or subsequent transfer shall not be deemed a violation on Landlord's part of any of the terms and conditions of this Lease.

29. LIMITATION ON LANDLORD'S LIABILITY. Notwithstanding anything contained in this Lease to the contrary, the obligations of Landlord under this Lease (including any actual or alleged breach or default by Landlord) do not constitute personal obligations of the individual partners, directors, officers or shareholders of Landlord or Landlord's partners, and Tenant shall not seek recourse against the individual partners, directors, officers or shareholders of Landlord or Landlord's partners, or any of their personal assets for satisfaction of any liability with respect to this Lease. In addition, in consideration of the benefits accruing hereunder to Tenant and notwithstanding anything contained in this Lease to the contrary, Tenant hereby covenants and agrees for itself and all of its successors and assigns that the liability of Landlord for its obligations under this Lease (including any liability as a result of any actual or alleged failure, breach or default hereunder by Landlord), shall be limited solely to, and Tenant's and its successors' and assigns' sole and exclusive remedy shall be against, Landlord's interest in the Premises, and no other assets of Landlord; provided, however, if, as of the date Tenant obtains any judgment or award against Landlord, Landlord has voluntarily encumbered the Premises by more than eighty percent (80%) of the then-existing fair market value of the Premises, Tenant shall have recourse against other assets of Landlord to satisfy such judgment or award up to the amount that the outstanding balance of the encumbrance exceeds eighty percent (80%) of the then-existing fair market value of the Premises (but in no event shall such recourse against other assets of Landlord exceed twenty percent (20%) of the then-existing fair market value of the Premises).

30. MISCELLANEOUS.

         30.1 GOVERNING LAW. This Lease shall be governed by, and construed pursuant to, the laws of the state in which the Premises are located.

         30.2 SUCCESSORS AND ASSIGNS. Subject to the provisions of Section 28 above, and except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives and permitted successors and assigns; provided, however, no rights shall inure to the benefit of any Transferee of Tenant unless the Transfer to such Transferee is made in compliance with the provisions of
Section 14.

         30.3 NO MERGER. The voluntary or other surrender of this Lease by Tenant or a mutual termination thereof shall not work as a merger and shall, at the option of Landlord, either (a) terminate all or any existing subleases, or
(b) operate as an assignment to Landlord of Tenant's interest under any or all such subleases.

         30.4 PROFESSIONAL FEES. If either Landlord or Tenant should bring suit or arbitration against the other with respect to this Lease, including for unlawful detainer or any other relief against the other hereunder, then all costs and expenses incurred by the prevailing party therein (including, without limitation, its actual appraisers', accountants', attorneys' and other professional fees, expenses and court costs), shall be paid by the other party.


         30.5 WAIVER. The waiver by either party of any breach by the other party of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant and condition herein contained, nor shall any custom or practice which may become established between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect, the right of any party to insist upon the performance by the other in strict accordance with said terms. No waiver of any default of either party hereunder shall be implied from any acceptance by Landlord or delivery by Tenant (as the case may be) of any Rent or other payments due hereunder or any omission by the non-defaulting party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent.

         30.6 TERMS AND HEADINGS; INTERPRETATION. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The Section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof. Any deletion of language from this Lease prior to its execution by Landlord and Tenant shall not be construed to raise any presumption, canon of construction or implication, including, without limitation, any implication that the parties intended thereby to state the converse of the deleted language.

         30.7 TIME. Time is of the essence with respect to performance of every provision of this Lease in which time or performance is a factor. All references in this Lease to "days" shall mean calendar days unless specifically modified herein to be "business" days.

         30.8 PRIOR AGREEMENTS; AMENDMENTS. This Lease, including the Summary and all Exhibits and Riders attached hereto contains all of the covenants, provisions, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and any other matter covered or mentioned in this Lease, and no prior agreement or understanding, oral or written, express or implied, pertaining to the Premises or any such other matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The parties acknowledge that all prior agreements, representations and negotiations are deemed superseded by the execution of this Lease to the extent they are not expressly incorporated herein.

         30.9 SEPARABILITY. The invalidity or unenforceability of any provision of this Lease (except for Tenant's obligation to pay Rent) shall in no way affect, impair or invalidate any other provision hereof, and such other provisions shall remain valid and in full force and effect to the fullest extent permitted by law.

         30.10 RECORDING. Neither Landlord nor Tenant shall record this Lease. Landlord shall, promptly following Tenant's request therefor, execute, acknowledge and deliver to Tenant a short form memorandum of this Lease in form and substance reasonably acceptable to Landlord. Upon the expiration or earlier termination of this Lease, Tenant shall promptly following request therefor, execute, acknowledge and deliver to Landlord, in recordable form, a properly acknowledged quitclaim deed or other instrument extinguishing all of the Tenant's rights and interest in and to the Premises. If such short form memorandum is recorded in accordance with the foregoing, Tenant shall pay for all costs of or related to such recording, including, but not limited to, recording charges and documentary transfer taxes.

         30.11 EXHIBITS AND RIDERS. All Exhibits and Riders attached to this Lease are hereby incorporated in this Lease for all purposes as though set forth at length herein.

         30.12 AUCTIONS. Tenant shall have no right to conduct any auction in, on or about the Premises.

         30.13 ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent payment herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided in this Lease. Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by any statute or at common law.

         30.14 FINANCIAL STATEMENTS. Upon ten (10) days prior written request from Landlord (which Landlord may make at any time during the Term but no more often than once in any calendar year), Tenant shall deliver to Landlord a current financial statement of Tenant and any guarantor of this Lease. Such statements shall be prepared in accordance with generally acceptable accounting principles and certified as true in all material respects by Tenant (if Tenant is an individual) or by an authorized officer of Tenant (if Tenant is a corporation or limited liability company) or a general partner of Tenant (if Tenant is a partnership).

         30.15 NO PARTNERSHIP. Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Tenant by reason of this Lease.

         30.16 FORCE MAJEURE. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, governmental moratorium or other governmental action or inaction (including failure, refusal or delay in issuing permits, approvals and/or authorizations), injunction or court order, riots, insurrection, war, fire, earthquake, flood or other natural disaster or other reason of a like nature not the fault of the party delaying in performing work or doing acts required under the terms of this Lease (but excluding delays due to financial inability) (herein collectively, "FORCE MAJEURE DELAYS"), then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section 30.16 shall not apply to nor operate to excuse Tenant from the payment of Rent strictly in accordance with the terms of this Lease.

         30.17 COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

         30.18 NONDISCLOSURE OF LEASE TERMS. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord's relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, officers, directors, employees, agents and attorneys, shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any newspaper or other publication or any other tenant or apparent prospective tenant of the Building or other portion of the Premises, or real estate agent, either directly or indirectly, without the prior written consent of Landlord, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease and as may be required to comply with any laws.

         30.19 NON-DISCRIMINATION. Tenant acknowledges and agrees that there shall be no discrimination against, or segregation of, any person, group of persons, or entity on the basis of race, color, creed, religion, age, sex, marital status, national origin, or ancestry in the leasing, subleasing, transferring, assignment, occupancy, tenure, use, or enjoyment of the Premises, or any portion thereof.

         30.20 WAIVER OF JURY TRIAL. Each party hereby waives any right to a trial by jury in any action seeking specific performance of any provision of this Lease, for damages for any breach under this Lease, or otherwise for enforcement of any right or remedy hereunder.

31. LEASE EXECUTION.

         31.1 TENANT'S AUTHORITY. If Tenant executes this Lease as a limited liability company, partnership or corporation, then Tenant and the persons and/or entities executing this Lease on behalf of Tenant represent and warrant that: (a) Tenant is a duly organized and validly existing limited liability company, partnership or corporation, as the case may be, and is qualified to do business in the state in which the Premises are located; (b) such persons and/or entities executing this Lease are duly authorized to execute and deliver this Lease on Tenant's behalf in accordance with the Tenant's operating agreement (if Tenant is a limited liability company), Tenant's partnership agreement (if Tenant is a partnership), or a duly adopted resolution of Tenant's board of directors and Tenant's by-laws (if Tenant is a corporation); and (c) this Lease is binding upon Tenant in accordance with its terms. Tenant shall, promptly following Landlord's request therefor, deliver evidence, reasonably acceptable to Landlord, of such qualification, organization, existence and authorization.

         31.2 JOINT AND SEVERAL LIABILITY. If more than one person or entity executes this Lease as Tenant: (a) each of them is and shall be jointly and severally liable for the covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant; and (b) the act or signature of, or notice from or to, any one or more of them with respect to this Lease shall be binding upon each and all of the persons and entities executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or signed, or given or received such notice.

         31.3 NO OPTION. The submission of this Lease for examination or execution by Tenant does not constitute a reservation of or option for the Premises and this Lease shall not become effective as a Lease until it has been executed by Landlord and delivered to Tenant.

32. ARBITRATION.

         32.1 SUBMITTALS TO ARBITRATION. The submittal to arbitration in accordance with the terms of this Section 32 shall be the sole and exclusive method, means and procedure to resolve any and all claims, disputes or disagreements arising under the second paragraph of Section 23 of this Lease but shall not apply to any claims, disputes or disagreements arising under any other provisions of this Lease. The parties hereby irrevocably waive any and all rights to the contrary and shall, in connection with all claims, disputes and disagreements under Section 23 hereof, at all times conduct themselves in strict, full, complete and timely accordance with the terms of this Section 32 and all attempts to circumvent the terms of this Section 32 shall be absolutely null and void and of no force or effect whatsoever.

         32.2 JAMS/ENDISPUTE. Any dispute to be arbitrated pursuant to the provisions of this Section 32 shall be determined by binding arbitration before a retired judge of the Superior Court of the State of California (the "ARBITRATOR") under the auspices of JAMS/Endispute ("JAMS") in San Diego, California. Such arbitration shall be initiated by the parties, or either of them, within ten (10) days after either party sends written notice (the "ARBITRATION NOTICE") of a demand to arbitrate by registered or certified mail to the other party and to JAMS. The Arbitration Notice shall contain a description of the subject matter of the arbitration, the dispute with respect thereto, the amount involved, if any, and the remedy or determination sought. The parties may agree on a retired judge from the JAMS panel. If they are unable to promptly agree, JAMS will provide a list of three (3) available judges and each party may strike one. The remaining judge (or if there are two
(2), the one selected by JAMS) will serve as the Arbitrator. In the event that JAMS shall no longer exist or if JAMS fails or refuses to accept submission of such dispute, then the dispute shall be resolved by binding arbitration before the American Arbitration Association ("AAA") in San Diego, California under the AAA's commercial arbitration rules then in effect.

         32.3 ARBITRATION PROCEDURE.

                  (a) PRE-DECISION ACTIONS. The Arbitrator shall schedule a pre-hearing conference to resolve procedural matters, arrange for the exchange of information, obtain stipulations, and narrow the issues. The parties will submit proposed discovery schedules to the Arbitrator at the pre-hearing conference. The scope and duration of discovery will be within the sole discretion of the Arbitrator. The Arbitrator shall have the discretion to order a pre-hearing exchange of information by the parties, including, without limitation, production of requested documents, exchange of summaries of testimony of proposed witnesses, and examination by deposition of parties and third-party witnesses. This discretion shall be exercised in favor of discovery reasonable under the circumstances.

                  (b) THE DECISION. Any party may be represented by counsel or other authorized representative. In rendering a decision(s), the Arbitrator shall determine the rights and obligations of the parties according to the substantive and procedural laws of California and the terms and provisions of this Lease. The Arbitrator's decision shall be based on the evidence introduced at the hearing, including all logical and reasonable inferences therefrom. The Arbitrator may make any determination, and/or grant any remedy or relief that is just and equitable. The decision must be based on, and accompanied by, a written statement of decision explaining the factual and legal basis for the decision as to each of the principal controverted issues. The decision shall be conclusive and binding, and it may thereafter be confirmed as a judgment by the Superior Court of the State of California, subject only to challenge on the grounds set forth in California Code of Civil Procedure Section 1286.2. The validity and enforceability of the Arbitrator's decision is to be determined exclusively by the California courts pursuant to the provisions of this Lease. The Arbitrator may award costs, including without limitation attorneys' fees, and expert and witness costs, to the prevailing party, if any, as determined by the Arbitrator in its discretion. The Arbitrator's fees and costs shall be paid by the non-prevailing party as determined by the Arbitrator in its discretion. A party shall be determined by the Arbitrator to be the prevailing party if its proposal for the resolution of a dispute is the closer to that adopted by the Arbitrator.




                           [signatures on next page]

IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

"TENANT"                        FOTOBALL USA, Inc.,
                                a Delaware corporation


                                *By: __________________________________________
                                      Name: ___________________________________
                                      Title: __________________________________

                                *By: __________________________________________
                                      Name: ___________________________________
                                      Title: __________________________________



"LANDLORD"                      LBA VF-II, LLC,
                                a California limited liability company

                                By: LBA, INC., a California corporation



                                     By: ______________________________________
                                         Name: ________________________________
                                         Title: _______________________________




---------
*NOTE:

IF TENANT IS A CALIFORNIA CORPORATION, then one of the following alternative requirements must be satisfied:

(A) This Lease must be signed by two (2) officers of such corporation: one being the chairman of the board, the president or a vice president, and the other being the secretary, an assistant secretary, the chief financial officer or an assistant treasurer. If one (1) individual is signing in two (2) of the foregoing capacities, that individual must sign twice; once as one officer and again as the other officer.

(B) If there is only one (1) individual signing in two (2) capacities, or if the two (2) signatories do not satisfy the requirements of (A) above, then Tenant shall deliver to Landlord a certified copy of a corporate resolution in the form reasonably acceptable to Landlord authorizing the signatory(ies) to execute this Lease.

IF TENANT IS A CORPORATION INCORPORATED IN A STATE OTHER THAN CALIFORNIA, then Tenant shall deliver to Landlord a certified copy of a corporate resolution in the form reasonably acceptable to Landlord authorizing the signatory(ies) to execute this Lease.

                                   EXHIBIT "C"


                              WORK LETTER AGREEMENT
1. Tenant shall, at Tenant's sole cost and expense (but subject to reimbursement by Landlord pursuant to Paragraph 6 below), improve the Premises in accordance with plans and specifications approved in writing by Landlord (the "TENANT IMPROVEMENTS") and in accordance with the requirements of all laws. . Within ninety (90) days following the date of the Lease, Tenant shall provide to Landlord working drawings for the Tenant Improvements (including signage) prepared by a licensed architect or engineer. Within fifteen (15) days of Landlord's receipt of such working drawings, Landlord shall notify Tenant of any required changes to the working drawings. Landlord's failure to so notify Tenant of any such required changes to the working drawings within said fifteen (15) day period shall be deemed to constitute Landlord's approval thereof. Tenant shall revise the working drawings in accordance with Landlord's comments and deliver the same to Landlord within ten (10) days of Tenant's receipt of Landlord's comments. Tenant shall, at its sole cost and expense, be responsible for obtaining all permits and approvals from governmental authorities necessary for the construction of such improvements and the operation of Tenant's business. Landlord will reasonably cooperate with Tenant (at no cost to Landlord) in Tenant's efforts to obtain all such permits and approvals. Landlord makes no representation concerning the availability of such permits or approvals.

2. No improvement of any kind to the Premises shall be erected or maintained unless and until the plans, specifications and proposed location of such improvement have been approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed. Landlord's review and approval of the plans and specifications for the improvements shall create no liability or responsibility on the part of Landlord for the completeness of such plans or their design sufficiency or compliance with Laws.

3. Except for Landlord's reimbursement pursuant to Paragraph 6 below, Landlord shall not be responsible for any costs associated with Tenant's construction of any improvements and Tenant acknowledges that Tenant is accepting the Premises in their "as-is" and "where-is" state, subject to Landlord's obligations under Sections 4.2, 6.3.3, 11.3, and 12.5 of the Lease.

4. No work of any kind shall be commenced on and no building or other material shall be delivered until at least five (5) business days after written notice has been given by Tenant to Landlord of the commencement of such work or the delivery of such materials.

5. The improvements shall be constructed, and all work performed on the Premises, shall be in accordance with all laws. All work performed on the Premises shall be done in a good, workmanlike and lien free manner and only with new materials of good quality and high standards. All work required in the construction of the improvements shall be performed only by competent contractors duly licensed as such under the laws of the State of California and reasonably approved by Landlord. Tenant shall then enter into a construction contract approved by Landlord (which approval shall not be unreasonably withheld or delayed) with the selected contractor to construct the Tenant Improvements, which contract will (i) name Landlord as a third party beneficiary (ii) permit an assignment to Landlord, at Landlord's election, upon a default by Tenant under the Lease and (iii) provide that the contractor will guarantee that the Tenant Improvements will be free from any defects in workmanship and materials for at lease one (1) year following substantial completion. Tenant shall be responsible for all aspects of coordinating the construction management, including obtaining and paying for utilities consumed during construction.

6. Landlord agrees to contribute the sum ("ALLOWANCE") of up to Nine Hundred Five Thousand Six Hundred Seventy Dollars ($905,670.00) toward the cost of the Tenant Improvements. The parties agree and acknowledge that the cost to construct the Additional Improvements and Landlord's Work shall not offset or reduce the Allowance. Landlord shall only be obligated to make disbursements from the Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items. If the cost of the Tenant Improvement Allowance Items does not exceed the Allowance, Landlord shall apply the difference toward the, Rent due under the Lease commencing upon the earliest date Rent is due until such excess Allowance is exhausted. The Allowance shall be disbursed by Landlord only for the following items and costs (collectively, the "TENANT IMPROVEMENT ALLOWANCE ITEMS"):

(a) Payment of the fees of Tenant's architect and engineers in connection with the preparation of the plans and specifications and final working drawings;

(b) The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;
         and

(c)      The cost of construction of the Tenant Improvements.

7. Provided Tenant is not in default under the Lease (and no circumstance exists that would, with notice or lapse of time, or both, constitute a default under the Lease), Landlord shall make monthly disbursements of the Allowance for Tenant Improvements. Landlord may, at its election, make disbursement checks payable jointly to Tenant and the contractor or other payee, as applicable. As to each disbursement, the appropriate portion of the Allowance shall be disbursed to Tenant (less 10% retention) only when Landlord has received the following ("EVIDENCE OF COMPLETION"):

                                  EXHIBIT "C"

(a) Tenant has delivered to Landlord a draw request ("DRAW REQUEST") in substantially the form of AIA Document G702 and G703 (or other form reasonably acceptable to Landlord) specifying that the requisite portion of Tenant Improvements has been completed, together with invoices, receipts and bills evidencing the costs and expenses set forth in such Draw Request. The Draw Request shall constitute a representation by Tenant that the Tenant Improvements identified therein have been completed in a good and workmanlike manner and in accordance with the approved plans;

(b) The architect for the Tenant Improvements has certified to Landlord that the Tenant Improvements have been completed to the level indicated in the Draw Request in accordance with the approved plans;

(c) Tenant has delivered to Landlord conditional lien releases from the contractor and all relevant subcontractors and materialmen with respect to work covered by the current Draw Request and unconditional lien releases from the contractor and all relevant subcontractors and materialmen with respect to work covered by prior Draw Requests;

(d) Landlord or Landlord's architect or construction representative has inspected the Tenant Improvements and determined that the portion of the Tenant Improvements covered by the Draw Request has been completed in a good and workmanlike manner, and Landlord is satisfied, in its reasonable judgment, that the cost to complete the Tenant Improvements does not exceed the remaining Allowance and other sums available to Tenant for the payment of such costs.

8. The final disbursement of the balance of the Allowance (i.e., the retention) shall be disbursed only when Landlord has received Evidence of Completion as to all of the Tenant Improvements as provided hereinabove and the following conditions have been satisfied:

(a) Sixty-five (65) days shall have elapsed following the filing of a valid notice of completion by Tenant for the Tenant Improvements;

(b) A final or temporary certificate of occupancy for the Premises (if a temporary certificate, the conditions set forth therein shall be satisfactory to Landlord in its reasonable judgment) has been issued by the appropriate governmental body;

(c) Tenant shall have delivered to Landlord one set of reproducible "As Built" plans for the Tenant Improvements as prepared by Tenant's architect;

(d) A complete list of the names, addresses, telephone numbers and contract amount for all contractors, subcontractors, vendors and/or suppliers providing materials and/or labor for the Tenant Improvements;

(e)      No claim of lien shall be of record respecting the Tenant Improvements;

(f) Tenant shall have delivered to Landlord conditional or unconditional lien releases, as applicable, in accordance with California Civil Code
         Section 3262 as to all of the Tenant Improvements; Copies of all building permits, indicating inspection and approval of the Premises by the issuer of said permits; and

(g) Tenant is not in default under the Lease and no circumstance exists that would, with notice or lapse of time, or both, constitute a default under the Lease.

Landlord, at any time after completion of the Tenant Improvements and upon at least five (5) business days prior written notice to Tenant, may cause an audit to be made of Tenant's books and records relating to Tenant's expenditures in connection with the construction of the Tenant Improvements. Tenant shall maintain complete and accurate books and records in accordance with generally accepted accounting principles of these expenditures during the term. Tenant shall make available to Landlord's auditor within three (3) business days following Landlord's notice requiring the audit, all books and records maintained by Tenant pertaining to the construction and completion of the Tenant Improvements. In addition to all other remedies which Landlord may have pursuant to the Lease, Landlord may recover from Tenant the reasonable cost of its audit if the audit discloses that Tenant falsely reported to Landlord expenditures which were not in fact made or falsely reported a material amount of any expenditure or the aggregate expenditures.

9. In addition to the Allowance, Landlord agrees to contribute an amount not to exceed Eighty-Five Thousand Three Hundred Fifty Dollars ($85,350.00) (the "ADDITIONAL ALLOWANCE") toward the actual and documented costs of the additional Tenant Improvements described on Schedule 1 attached hereto (the "ADDITIONAL IMPROVEMENTS"). All work required in the construction of the Additional Improvements shall be performed only by competent contractors duly licensed as such under the laws of the State of California and reasonably approved by Landlord. Tenant will bid competitively the construction of the Additional Improvements with contractors approved by Landlord and will select the lowest bid. Tenant shall then enter into a construction contract approved by Landlord (which approval shall not be unreasonably withheld or delayed) with the selected contractor to construct the Additional Improvements, which contract will (i) name Landlord as a third party beneficiary (ii) permit an assignment to Landlord, at Landlord's election, upon a default by Tenant under the Lease and (iii) provide that the contractor will

                                  EXHIBIT "C"
                                      -2-
guarantee that the Additional Improvements will be free from any defects in workmanship and materials for at lease one (1) year following substantial completion. Landlord will disburse the Additional Allowance to Tenant in accordance with Sections 6, 7 and 8 of this Exhibit "C"; provided, however, that if the cost of the Additional Improvements is less than the Additional Allowance, Tenant shall not be entitled to the difference between the Additional Allowance and the cost of the Additional Improvements nor shall such difference, if any, be applied toward the Rent due under the Lease.


                                  EXHIBIT "C"
                                      -3-